Exhibit 4.5

AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION VIII LLC,

Transferor

AMERICAN EXPRESS ISSUANCE TRUST II,

Issuer

and

THE BANK OF NEW YORK MELLON,

Indenture Trustee

[FORM OF] SECOND AMENDED AND RESTATED TRANSFER AGREEMENT

dated as of [            ] [    ], 201[    ]

Page

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

i

(continued)

ii

Page

EXHIBITS

Exhibit A	Form of Assignment of Receivables in Aggregate Addition Accounts

Exhibit B	Form of Assignment of an Additional Collateral Certificates

Exhibit C	Form of Assignment of Receivables in New Accounts

Exhibit D	Form of Reassignment of Receivables in Removed Accounts

Exhibit E-1	Form of Opinion of Counsel with respect to Amendments

Exhibit E-2	Form of Opinion of Counsel with respect to Aggregate Addition Accounts

Exhibit E-3	Form of Opinion of Counsel with respect to New Accounts

Exhibit E-4	Provisions to be included in annual Opinion of Counsel

Exhibit F	Form of Annual Certification

Exhibit G	Servicing Criteria to be Addressed in Assessment of Compliance

SCHEDULES

Schedule 1	List of Accounts Delivered to Indenture Trustee

Schedule 2	List of Collateral Certificates Delivered to Indenture Trustee

iii

This SECOND AMENDED AND RESTATED TRANSFER AGREEMENT among AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION VIII LLC, a Delaware limited liability company, as transferor (the “Transferor”), AMERICAN EXPRESS ISSUANCE TRUST II, a statutory trust created under the laws of the State of Delaware, as issuer (the “Issuer” or the “Trust”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, in its capacity as indenture trustee (the “Indenture Trustee”), is made and entered into as of [            ] [    ], 201[    ].

The Transferor, the Issuer and the Indenture Trustee previously entered into the Transfer Agreement, dated as of October 24, 2012, which was amended and restated on March 12, 2013 (as amended and restated, the “Original Transfer Agreement”). The parties hereto agree to and do hereby amend and restate the Original Transfer Agreement to read in its entirety as set forth herein.

In consideration of the mutual agreements herein contained, the parties to this Agreement hereby agree that this Agreement, together with the Transaction Documents (each capitalized term as hereinafter defined), will define the contractual rights and responsibilities of the Transferor, the Issuer and the Indenture Trustee, including, but not limited to, representations and warranties, ongoing disclosure requirements and measures to avoid conflicts of interest, and hereby further agree as follows for the benefit of the other parties and the Noteholders:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF

GENERAL APPLICATION

Section 1.1. Definitions. Whenever used in this Agreement, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

“60-Day Delinquency Event” means, with respect to any Monthly Period, the 60-Day Delinquency Percentage for such Monthly Period shall have equaled or exceeded the Delinquency Threshold.

“60-Day Delinquency Percentage” means, with respect to any Monthly Period, the average for the three consecutive Monthly Periods ending with such Monthly Period of the percentage equivalent of a fraction, the numerator of which is the aggregate amount of 60-Day Delinquent Receivables as of the end of the applicable Monthly Period, and the denominator of which is the aggregate amount of all Receivables in the Trust as of the end of the applicable Monthly Period.

“60-Day Delinquent Receivable” means a Receivable, other than a Defaulted Receivable, that is more than 60 days past the date a payment amount is first due under the applicable Account Agreement.

“AAA” shall have the meaning specified in subsection 2.18(d).

“Account” means (a) each Initial Account, (b) each Additional Account (but only from and after the Addition Date with respect thereto) and (c) each Related Account. The term “Account” shall include any account replacing an Account in connection with the transfer of ownership of such Account from an Account Owner to any other Account Owner (provided that such replacement account can be traced or identified by reference to, or by way of, the code designation in the securitization field of such replacement account, which code designation is contained in the computer or other records of the applicable Account Owner or the Servicer used to generate the computer files or microfiche lists delivered to the Indenture Trustee pursuant to Article II). The term “Account” shall exclude any Account, all the Receivables of which are either (a) reassigned to a Transferor pursuant to Section 2.6 or 2.7 or (b) assigned and transferred to the Servicer pursuant to Section 3.2 of the Servicing Agreement. The term “Account” shall include any Removed Account only prior to the Removal Date with respect thereto.

“Account Agreement” means, with respect to an Account, the agreements between an Account Owner and an Obligor governing the terms and conditions of such Account, as such agreements may be amended, modified or otherwise changed from time to time.

“Account Assignment” means, collectively, any Aggregate Addition Account Assignment and New Account Assignment.

“Account Guidelines” means, with respect to the Accounts of each Account Owner, the established policies and procedures of such Account Owner, (a) relating to the operation of its charge business which generally are applicable to its portfolio of similar accounts, including the policies and procedures for determining the creditworthiness of customers and the extension of charge privileges to customers and (b) relating to the maintenance of accounts and collection of receivables, in each case as such policies and procedures may be amended, modified or otherwise changed from time to time.

“Account Owner” means, with respect to an Account, Centurion, FSB, any successor or affiliate thereof or any other entity that, pursuant to the Account Agreement related to such Account, is the issuer of the charge account related to, or the owner of, such Account; provided that the Transferor shall notify each Note Rating Agency promptly following the designation of any Account Owner other than Centurion, FSB or any successor or affiliate thereof.

“Addition Cut Off Date” means (i) with respect to Aggregate Addition Accounts, the date specified as such in the notice delivered with respect thereto pursuant to subsection 2.13(c) and (ii) with respect to each New Account, the date on which such New Account is originated.

“Addition Date” means (i) with respect to Aggregate Addition Accounts, the date from and after which such Aggregate Addition Accounts are to be included as Accounts pursuant to subsection 2.13(a) or (b), (ii) with respect to Collateral Certificates, the date from and after which such Collateral Certificates are to be included as part of the Trust Assets pursuant to subsection 2.13(a) or (b) and (iii) with respect to each New Account, the close of business on the last day of the Monthly Period in which such New Account was originated.

“Addition Limit” means, unless and until each Note Rating Agency otherwise consents in writing, (i) the aggregate number of Additional Accounts designated with respect to any three consecutive Monthly Periods shall not exceed 15% of the aggregate number of Accounts as of the first day of such three-month period, (ii) the aggregate number of Additional Accounts designated with respect to any twelve consecutive Monthly Periods shall not exceed 20% of the aggregate number of Accounts as of first day of such twelve-month period, (iii) the aggregate amount of Receivables added to the Trust with respect to any three consecutive Monthly Periods shall not exceed 15% of the aggregate amount of Receivables in the Trust as of the first day of such three-month period and (iv) the aggregate amount of Receivables added to the Trust with respect to any twelve consecutive Monthly Periods shall not exceed 20% of the aggregate amount of Receivables in the Trust as of the first day of such twelve-month period.

“Additional Account” means each New Account and each Aggregate Addition Account.

“Additional Transferor” has the meaning specified in Section 2.8.

“Administrator” has the meaning specified in the Servicing Agreement.

“Adverse Effect” has the meaning specified in the Indenture.

“Affiliate” has the meaning specified in the Indenture.

“Aggregate Addition” means the designation of additional Eligible Accounts, other than New Accounts, to be included as Accounts pursuant to subsection 2.13(a) or (b).

“Aggregate Addition Account” means each charge account established pursuant to an Account Agreement between an Account Owner and any Person, which account is designated pursuant to subsection 2.13(a) or (b) to be included as an Account and identified in the computer file or microfiche list delivered to the Issuer and the Indenture Trustee by the Transferor pursuant to Section 2.1 and subsection 2.13(c).

“Aggregate Addition Account Assignment” has the meaning specified in subsection 2.13(c)(viii).

“Agreement” means the Original Transfer Agreement, as amended and restated by this Second Amended and Restated Transfer Agreement, as the same may be further amended, supplemented or otherwise modified from time to time.

“Amortization Period” has the meaning specified in the Servicing Agreement.

“ARR Representations and Warranties” means the representations and warranties relating to the Receivables and the related Accounts identified on Exhibit A to the Asset Representations Review Agreement.

“Asset Representations Review” means a review by the Asset Representations Reviewer for compliance with the ARR Representations and Warranties of all Receivables that were 60-Day Delinquent Receivables (including the related Accounts) as of the close of business on the last day of the Monthly Period with respect to which the related 60-Day Delinquency Event occurred.

“Asset Representations Review Agreement” means the Asset Representations Review Agreement, dated as of [            ] [    ], 201[    ], among the Transferor, the Servicer and the Asset Representations Reviewer, as the same may be amended, supplemented or otherwise modified from time to time.

“Asset Representations Reviewer” means the entity appointed to be the “asset representations reviewer” pursuant to the Asset Representations Review Agreement, which shall initially be [            ].

“Assigned Assets” has the meaning specified in Section 3.4.

“Assumed Obligations” has the meaning specified in Section 3.4.

“Assuming Entity” has the meaning specified in Section 3.4.

“Assumption Agreement” has the meaning specified in subsection 3.4(a).

“Authorized Newspaper” has the meaning specified in the Indenture.

“Bearer Notes” has the meaning specified in the Indenture.

“Beneficial Interest” has the meaning specified in the Trust Agreement.

“Business Day” has the meaning specified in the Indenture.

“Centurion” means American Express Centurion Bank, a Utah industrial bank, and its successors and assigns.

“Certificate Assignment” has the meaning specified in subsection 2.13(c)(ix).

“Class” has the meaning specified in the Indenture.

“Collateral Certificate” means any Investor Certificate issued pursuant to a Pooling and Servicing Agreement and the related Series Supplement that has been transferred to the Trust pursuant to subsection 2.13(a) or (b). For purposes of the FDIC Rule and GAAP, each Collateral Certificate is a “financial asset.”

“Collateral Certificate Principal Shortfall Payments” has the meaning specified in the Servicing Agreement.

“Collection Account” has the meaning specified in the Indenture.

“Collections” has the meaning specified in the Servicing Agreement.

“Commission” means the United States Securities and Exchange Commission.

“Credco” means American Express Credit Corporation, a Delaware corporation, including any subsidiary thereof, and its successors and assigns.

“Date of Processing” means, with respect to any transaction or receipt of Collections, the Business Day after such transaction or receipt is first output in written form under the Servicer’s customary and usual servicing practices, from the Servicer’s computer file of accounts comparable to the Accounts (without regard to the effective date of such recordation).

“Debtor Relief Laws” has the meaning specified in the Indenture.

“Default Amount” has the meaning specified in the Servicing Agreement.

“Defaulted Receivables” means for any Monthly Period, all Principal Receivables which are charged off as uncollectible in such Monthly Period in accordance with the Account Guidelines and the Servicer’s customary and usual servicing procedures for servicing receivables comparable to the Receivables. A Principal Receivable shall become a Defaulted Receivable on the Date of Processing on which such Principal Receivable is recorded as charged-off on the Servicer’s computer file of Accounts.

“Delinquency Threshold” means, [            ]%, provided, however, that the Delinquency Threshold may be adjusted from time to time in accordance with subsection 2.17(e).

“Depository” has the meaning specified in the Indenture

“Derivative Agreement” has the meaning specified in the Indenture.

“Discount Note” has the meaning specified in the Indenture.

“Discount Option Date” means initially, the date of this Agreement and thereafter, each subsequent date on which a Discount Option Percentage designated by the Transferor pursuant to Section 2.16 takes effect.

“Discount Option Percentage” has the meaning specified in subsection 2.16(a).

“Discount Option Receivables” has the meaning specified in subsection 2.16(a).

“Discount Option Receivables Collections” means on any Date of Processing occurring on or after the initial Discount Option Date, the product of (i) the Discount Option Percentage and (ii) Collections of Receivables received on such Date of Processing.

“Dollars,” “$” or “U.S. $” means United States dollars.

“Early Amortization Event” has the meaning specified in the Indenture, as supplemented with respect to any Series, Class or Tranche of Notes by the applicable Indenture Supplement.

“Eligible Account” means each charge account established pursuant to an Account Agreement between an Account Owner and any Person, which meets the following requirements as of the applicable Selection Date:

(i)	is a charge account in existence and maintained with an Account Owner;

(ii)	is payable in Dollars;

(iii)	has not been identified by the Servicer in its computer files as cancelled due to a related Obligor’s bankruptcy or insolvency;

(iv)	has an Obligor who has provided as his or her most recent billing address an address located in the United States or its territories or possessions or a United States military address; provided, however, that as of such Selection Date, up to 3% of the aggregate amount of Receivables may have related Obligors who have provided as their billing addresses, addresses located outside of such jurisdictions;

(v)	if such account is a charge card account, has not been identified as an account with respect to which a related card has been lost or stolen;

(vi)	has not been sold or pledged to any other party except for any other Account Owner that either entered into (or, on or prior to the applicable Addition Date, will enter into) a Receivables Purchase Agreement or that is (or, on or prior to the applicable Addition Date, will be) a Transferor;

(vii)	does not have any receivables that have been sold or pledged by an Account Owner to any Person other than Credco, TRS or any Transferor; and

(viii)	does not have receivables that have been written off or that have been identified by the Servicer as having been incurred as a result of the fraudulent use of a related charge product.

Notwithstanding the above requirements, Eligible Accounts may include accounts, the receivables of which have been written off, or which have been identified by the Servicer in its computer files as cancelled due to a related Obligor’s bankruptcy or insolvency, in each case as of the related Selection Date; provided that (i) the balance of all receivables included in such accounts is reflected on the books and records of the related Account Owner (and is treated for purposes of this Agreement) as “zero” and (ii) borrowing and charging privileges with respect to all such accounts have been cancelled in accordance with the Account Guidelines applicable thereto.

“Eligible Collateral Certificate” means a Collateral Certificate that has been duly authorized by the applicable Transferor and validly issued by the applicable Master Trust and is entitled to the benefits of the applicable Pooling and Servicing Agreement and with respect to which the representations and warranties made in subsections 2.4(a), (d), (e), (f), (g) and (h) are true and correct in all material respects.

“Eligible Receivable” means each Receivable:

(i)	which has arisen in an Eligible Account;

(ii)	which was created in compliance in all material respects with all Requirements of Law applicable to the Account Owner of such Eligible Account and pursuant to an Account Agreement which complies in all material respects with all Requirements of Law applicable to such Account Owner, in either case, the failure to comply with which would have an Adverse Effect;

(iii)	with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the creation of such Receivable or the execution, delivery and performance by the applicable Account Owner of the Account Agreement pursuant to which such Receivable was created, have been duly obtained, effected or given and are in full force and effect;

(iv)	as to which, immediately prior to the transfer of such Receivable to the Trust, the applicable Transferor has good and marketable title thereto, free and clear of all Liens (other than any Lien for municipal or other local taxes of a Transferor or an Account Owner if such taxes are not then due and payable or if such Transferor or such Account Owner is then contesting the validity thereof in good faith by appropriate proceedings and has set aside on its books and records adequate reserves with respect thereto);

(v)	which has been the subject of either a valid transfer and assignment from a Transferor to the Trust of all such Transferor’s right, title and interest therein (including any proceeds thereof), or the grant of a first-priority perfected security interest therein (and in the proceeds thereof), effective until the termination of the Trust;

(vi)	which is the legal, valid and binding payment obligation of an Obligor thereon, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(vii)	which, at the time of transfer to the Trust, has not been waived or modified except as permitted in accordance with the Account Guidelines and which waiver or modification is reflected in the Servicer’s computer file of Accounts;

(viii)	which, at the time of transfer to the Trust, is not subject to any right of rescission, setoff, counterclaim or any other defense (including defenses arising out of violations of usury laws) of an Obligor, other than defenses arising out of applicable Debtor Relief Laws;

(ix)	as to which, at the time of transfer to the Trust, the Transferor thereof has satisfied all its obligations required to be satisfied by such time;

(x)	as to which, at the time of transfer to the Trust, none of the Transferor, any Account Owner, Credco or TRS, as the case may be, has taken any action which would impair, or omitted to take any action the omission of which would impair, the rights of the Trust or the Noteholders therein; and

(xi)	which constitutes an “account” or a “general intangible” under and as defined in Article 9 of the UCC as then in effect in any jurisdiction where the filing of a financing statement is then required to perfect the Trust’s interest in such Receivable.

“Event of Default” has the meaning specified in the Indenture.

“Excess Funding Account” has the meaning specified in the Indenture.

“Excess Funding Amount” means, at any time, the aggregate amount on deposit in the Excess Funding Account.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Execution Date” means October 24, 2012.

“FDIC Rule” has the meaning specified in the Indenture.

“Finance Charge Collections” has the meaning specified in the Servicing Agreement.

“Finance Charge Receivables” means the aggregate amount of Discount Option Receivables.

“First Note Transfer Date” has the meaning specified in the Servicing Agreement.

“Fitch” means Fitch, Inc., or its successor.

“FSB” means American Express Bank, FSB, a federal savings bank, and its successors and assigns.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“Governmental Authority” means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Increase Date” means any date on which the Invested Amount of an existing Collateral Certificate is increased pursuant to Section 2.11 or 2.12.

“Indenture” means the Second Amended and Restated Indenture, dated as of [            ] [    ], 201[    ], between the Issuer and the Indenture Trustee, as the same may be further amended, supplemented or otherwise modified from time to time.

“Indenture Supplement” has the meaning specified in the Indenture.

“Indenture Trustee” means The Bank of New York Mellon, in its capacity as indenture trustee under the Indenture, its successors in interest and any successor indenture trustee under the Indenture.

“Ineligible Collateral Certificate” has the meaning specified in subsection 2.6(b).

“Ineligible Receivables” has the meaning specified in subsection 2.6(b).

“Initial Account” means each charge account established pursuant to an Account Agreement between an Account Owner and any Person, which account is identified in the computer file or microfiche list delivered to the Issuer and the Indenture Trustee on the Execution Date by the Transferor pursuant to Section 2.1.

“Initial Cut Off Date” means the opening of business on October 24, 2012.

“Insolvency Event” has the meaning specified in Section 4.1.

“Invested Amount” has, with respect to any Collateral Certificate, the meaning specified in the applicable Series Supplement for such Collateral Certificate.

“Investor Certificate” has the meaning specified in the applicable Pooling and Servicing Agreement.

“Issuance Date” means each date on which a Series, Class or Tranche of Notes is issued.

“Issuer” has the meaning specified in the first paragraph of this Agreement.

“Issuer Accounts” has the meaning specified in the Servicing Agreement.

“Issuer Rate Fees” means all issuer rate fees payable to an Account Owner in connection with cardholder charges for goods or services with respect to the Receivables.

“Issuer Tax Opinion” has the meaning specified in the Indenture.

“Lien” means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, equity interest, encumbrance, lien (statutory or other), preference, participation interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, or any financing lease having substantially the same economic effect as any of the foregoing; provided, however, that any assignment permitted by Section 3.02 of the Trust Agreement or Section 3.2 or Section 3.4 and the lien created by this Agreement shall not be deemed to constitute a Lien; provided further, however, that the lien created in favor of the Indenture Trustee under the Indenture shall not be deemed to constitute a Lien.

“Master Trust” has the meaning specified in the Indenture.

“Master Trust Tax Opinion” has the meaning specified in the Indenture.

“Master Trust Transferor” means the entity acting as transferor under the applicable Pooling and Servicing Agreement.

“Master Trust Trustee” means the entity acting as trustee under the applicable Pooling and Servicing Agreement.

“Monthly Interest” has, for any Series of Notes, the meaning specified in the related Indenture Supplement.

“Monthly Period” has the meaning specified in the Indenture.

“Moody’s” means Moody’s Investors Service, Inc., or its successor.

“New Account” means each charge account established pursuant to an Account Agreement between an Account Owner and any Person, which account is designated pursuant to subsection 2.13(d) to be included as an Account and identified in the computer file or microfiche list delivered to the Issuer and the Indenture Trustee by a Transferor pursuant to Section 2.1 and subsection 2.13(e).

“New Account Assignment” has the meaning specified in subsection 2.13(e)(vi).

“New Account Delivery Date” means, with respect to any New Account, the fifteenth calendar day of the month (or, if such 15th calendar day is not a Business Day, the next succeeding Business Day) following the Monthly Period in which the Addition Date for such New Account occurs.

“Nominal Liquidation Amount” has, with respect to any Series, Class or Tranche of Notes, the meaning specified in the applicable Indenture Supplement for such Series, Class or Tranche.

“Nominal Liquidation Amount Deficit” has, with respect to any Series, Class or Tranche of Notes, the meaning specified in the applicable Indenture Supplement for such Series, Class or Tranche.

“Note” or “Notes” has the meaning specified in the Indenture.

“Note Rating Agency” has the meaning specified in the Indenture.

“Note Rating Agency Condition” has the meaning specified in the Indenture.

“Note Register” has the meaning specified in the Indenture.

“Note Registrar” has the meaning specified in the Indenture.

“Note Transfer Date” has the meaning specified in the Servicing Agreement.

“Noteholder” or “Holder” has the meaning specified in the Indenture.

“Notice Date” has the meaning specified in subsection 2.13(c)(i).

“Notices” has the meaning specified in subsection 7.5(a).

“Obligor” means, with respect to any Account, the Person or Persons obligated to make payments with respect to such Account, including any guarantor thereof, but excluding any merchant.

“Officer’s Certificate” has the meaning specified in the Indenture.

“Opinion of Counsel” has the meaning specified in the Indenture.

“Original Transfer Agreement” has the meaning specified in the second paragraph of this Agreement.

“Outstanding” has the meaning specified in the Indenture.

“Owner Trustee” means Wilmington Trust Company, not in its individual capacity, but solely as owner trustee under the Trust Agreement, its successors in interest and any successor owner trustee under the Trust Agreement.

“Payment Date” has the meaning specified in the Indenture.

“Person” has the meaning specified in the Indenture.

“Pool Balance” means, for any Monthly Period, the sum of (i) the aggregate amount of Principal Receivables as of the close of business on the last day of such Monthly Period, (ii) the sum of the Invested Amount of each Collateral Certificate as of the close of business on the last day of such Monthly Period and (iii) the Excess Funding Amount as of the close of business on the last day of such Monthly Period.

“Pooling and Servicing Agreement” has the meaning specified in the Indenture.

“Prefunding Excess Amount” has, with respect to any Series, Class or Tranche of Notes, the meaning specified in the applicable Indenture Supplement for such Series, Class or Tranche.

“Principal Collections” has the meaning specified in the Servicing Agreement.

“Principal Funding Account” has, with respect to any Series, Class or Tranche of Notes, the meaning specified in the applicable Indenture Supplement for such Series, Class or Tranche.

“Principal Receivables” means, for any date of determination, all Receivables other than Finance Charge Receivables.

“Reassignment” has the meaning specified in subsection 2.14(c).

“Reassignment Amount” means, with respect to the Receivables or a particular Collateral Certificate subject to reassignment pursuant to Section 2.7, for any First Note Transfer Date, the sum of (i)(a) an amount equal to the outstanding principal balance of such Receivables as of the last day of the prior Monthly Period or (b) the Invested Amount of such Collateral Certificate, and (ii) accrued and unpaid interest through the related Payment Date on Notes with an outstanding principal amount equal to the applicable amount specified in clause (i), which interest shall be determined based on the applicable note interest rates of each such Series, Class or Tranche of Notes through the related Payment Date of such Series, Class or Tranche.

“Receivables” means all amounts shown on the Servicer’s records as amounts payable by an Obligor on any Account from time to time, including amounts payable for Principal Receivables and Finance Charge Receivables. Receivables that become Defaulted Receivables will cease to be included as Receivables as of the day on which they become Defaulted Receivables. For purposes of the FDIC Rule and GAAP, Receivables are “financial assets.”

“Receivables Purchase Agreement” means (i) any receivables purchase agreement entered into between an Account Owner and TRS for the sale of receivables which TRS then sells to a Transferor and (ii) any receivables purchase agreement entered into between a Transferor and TRS or an Account Owner for the sale of receivables which such Transferor then transfers to the Trust.

“Record Date” has the meaning specified in the Indenture.

“Recoveries” means all Recoveries as defined in the related Receivables Purchase Agreement that are paid to a Transferor as provided in the related Receivables Purchase Agreement.

“Registered Note” has the meaning specified in the Indenture.

“Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting releases (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506 (Jan. 7, 2005); Asset-Backed Securities Disclosure and Registration, Securities Act Release No. 33–9638, 79 Fed. Reg. 57,184 (September 24, 2014)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Reinvestment Amount” means, for any Monthly Period, an amount equal to (i) the sum of (a) the Principal Collections for such Monthly Period, (b) the Finance Charge Collections and similar amounts applied with respect to the Default Amount and the Nominal Liquidation Amount Deficit, if any, for all Series of Notes for such Monthly Period, (c) Collateral Certificate Principal Shortfall Payments for such Monthly Period, (d) the portion of the Prefunding Excess Amount, if any, paid to the Issuer pursuant to the applicable Indenture Supplement for such Monthly Period, (e) Dollar payments which will be received under Derivative Agreements with respect to principal for such Monthly Period, and (f) the aggregate amount of the accretion of principal on all Discount Notes for such Monthly Period paid pursuant to the applicable Indenture Supplement, minus (ii) the sum of (a) the aggregate principal amount deposited into the Principal Funding Accounts for all Series of Notes with respect to such Monthly Period or paid to Noteholders with respect to such Monthly Period, and (b) the aggregate amount of Principal Collections reallocated to pay the Monthly Interest, the Servicing Fee and the Default Amount for such Monthly Period.

“Related Account” means each Account with respect to which a new account number has been issued by the applicable Account Owner or the Servicer (i) in compliance with the Account Guidelines and the related Account Agreement, (ii) to the same Obligor or Obligors of such Account, and (iii) (a) as a result of the charge card with respect to such Account being lost or stolen; (b) as a result of the related Obligor requesting a change in his or her billing cycle; (c) as a result of the related Obligor requesting the discontinuance of responsibility with respect to such Account; (d) as a result of the related Obligor requesting a product change; or (e) for any other reasons permitted by the Account Guidelines; provided that such Account can be traced or identified by reference to or by way of the code designation in the securitization field of such Account, which code designation is contained in the computer or other records of the applicable Account Owner or the Servicer used to generate the computer files or microfiche lists delivered to the Indenture Trustee pursuant to Article II.

“Related Agreements” means, with respect to any Series, Class or Tranche of Notes, collectively, this Agreement, the Servicing Agreement, the Indenture, any applicable Indenture Supplement, the Seller Agreement and the Trust Agreement.

“Removal Date” has the meaning specified in subsection 2.14(a)(i).

“Removal Notice Date” has the meaning specified in subsection 2.14(a)(i).

“Removed Accounts” has the meaning specified in Section 2.14.

“Representing Party” shall have the meaning specified in subsection 2.18(a).

“Requesting Party” shall have the meaning specified in subsection 2.18(a).

“Required Pool Balance” means, for any Monthly Period, the sum of (i) for all Notes in their Revolving Period, the sum of the Nominal Liquidation Amounts of such Notes as of the close of business on the last day of such Monthly Period and (ii) for all Notes in their Amortization Period or Accumulation Period, the sum of the Nominal Liquidation Amounts of such Notes as of the close of business on the last day of the most recent Revolving Period for each of such Notes (exclusive of (a) any Notes that will be paid in full on the applicable Payment Date in the following Monthly Period and (b) any Notes that will have a Nominal Liquidation Amount of zero on the applicable Payment Date in the following Monthly Period).

“Required Transferor Amount” means, for any Monthly Period, the product of (i) the Principal Receivables as of the close of business on the last day of such Monthly Period and (ii) the Required Transferor Amount Percentage.

“Required Transferor Amount Percentage” means the highest Series Required Transferor Amount Percentage in effect for any Outstanding Series of Notes.

“Requirements of Law” means any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, whether federal, state or local (including usury laws, the Federal Truth in Lending Act and Regulation B and Regulation Z of the Board of Governors of the Federal Reserve System), and, when used with respect to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person.

“Review Notice” shall have the meaning specified in subsection 2.17(d).

“Revolving Credit Agreement” means the RFC VIII Revolving Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time, and any substantially similar agreement entered into between any lender and a Transferor.

“Revolving Period” has the meaning specified in the Servicing Agreement.

“RFC VIII” means American Express Receivables Financing Corporation VIII LLC, a Delaware limited liability company, and its successors and assigns.

“RFC VIII Revolving Credit Agreement” means the Revolving Credit Agreement by and between TRS and RFC VIII, dated as of October 24, 2012, as such agreement may be amended from time to time in accordance therewith, or any substantially similar agreement entered into between any lender and RFC VIII.

“Sarbanes Certification” shall have the meaning specified in Section 8.4.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Transaction” means any new issuance of a Series, Class or Tranche of Notes, pursuant to Section 4.10 of the Indenture, whether publicly offered or privately placed, rated or unrated.

“Segregation Account” has the meaning specified in the Servicing Agreement.

“Selection Date” means (i) with respect to each Initial Account, the opening of business on October 24, 2012, (ii) with respect to each Aggregate Addition Account, the date specified as such in the notice delivered with respect thereto pursuant to subsection 2.13(c) and (iii) with respect to each New Account, the date on which such New Account is originated.

“Seller Agreement” means the Seller Agreement, dated as of October 24, 2012, among Centurion, FSB, TRS and RFC VIII, as amended, supplemented or restated from time to time.

“Series” means, with respect to any Notes, the series specified in the applicable Indenture Supplement.

“Series Required Transferor Amount Percentage” has, for any Series of Notes, the meaning specified in the related Indenture Supplement.

“Series Supplement” has the meaning specified in the Indenture.

“Servicer” has the meaning specified in the Servicing Agreement.

“Servicing Agreement” means the Second Amended and Restated Servicing Agreement, dated as of [            ] [    ], 201[    ], among RFC VIII, as Transferor, TRS, as Servicer and Administrator, the Issuer, and the Indenture Trustee, as further amended, supplemented or restated from time to time.

“Servicing Criteria” means mean the “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

“Servicing Fee” has the meaning specified in the Servicing Agreement.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, or its successor.

“Successor Servicer” has the meaning specified in the Servicing Agreement.

“Supplemental Credit Enhancement” means any Supplemental Credit Enhancement Agreement or Supplemental Liquidity Agreement entered into between the Trust and the applicable Supplemental Credit Enhancement Provider or Supplemental Liquidity Provider.

“Supplemental Credit Enhancement Agreement” has the meaning specified in the Indenture.

“Supplemental Credit Enhancement Provider” has the meaning specified in the Indenture.

“Supplemental Liquidity Agreement” has the meaning specified in the Indenture.

“Supplemental Liquidity Provider” has the meaning specified in the Indenture.

“Surviving Entity” has the meaning specified in subsection 3.2(a).

“Tranche” has the meaning specified in the Indenture.

“Transaction Document” has the meaning specified in the Servicing Agreement.

“Transfer Restriction Event” has the meaning specified in Section 2.15.

“Transferor” means (a) RFC VIII or its successors under this Agreement and (b) any Additional Transferor or Additional Transferors. References to “each Transferor” shall refer to each entity mentioned in the preceding sentence and references to “the Transferor” shall refer to all of such entities.

“Transferor Amount” means, for any Monthly Period, an amount, not less than zero, equal to (i) the Pool Balance for such Monthly Period minus (ii) the aggregate Nominal Liquidation Amount of all Notes as of the close of business on the last day of such Monthly Period.

“Transferor Interest” means an interest having such rights as are set forth in this Agreement and the other Transaction Documents, including the right to receive amounts specified in this Agreement, the Servicing Agreement, the Indenture or any Indenture Supplement to be distributed to the holders of the Transferor Interest; provided that, as used herein and in any Indenture Supplement, “Transferor Interest” means either the uncertificated interest in the Transferor Interest or, if the Transferor elects to evidence its interest in the Transferor Interest in certificated form, a certificate executed and delivered by the Issuer and authenticated by the Owner Trustee substantially in the form of Exhibit B to the Trust Agreement. The Transferor Interest is an “obligation” of the Issuer, as such term is used in the FDIC Rule, and the holders of the Transferor Interest are “investors,” as such term is used in the FDIC Rule.

“Transferor Invested Amount” means, as of any date of determination, the excess of (i) the sum of (a) in connection with the aggregate amount of Receivables in the Trust as of such date, the purchase price paid by the Transferor for such Receivables pursuant to any Receivables Purchase Agreement to which the Transferor is a party, (b) in connection with the aggregate amount of Receivables in the Trust as of such date, the Transferor’s funding expenses and other amounts owed by the Transferor pursuant to the Revolving Credit Agreement and any other agreements in connection with the purchase of such Receivables, and (c) the additional costs incurred, but not otherwise recovered, by the Transferor in connection with the transactions contemplated by the Transaction Documents, over (ii) the sum of the Nominal Liquidation Amounts of all Outstanding Notes as of such date.

“TRS” means American Express Travel Related Services Company, Inc., a New York corporation, and its successors and assigns.

“Trust” has the meaning specified in the first paragraph of this Agreement.

“Trust Agreement” means the Second Amended and Restated Trust Agreement relating to the Trust, dated as of [            ] [    ], 201[    ], between the Transferor and the Owner Trustee, as the same may be further amended, supplemented or otherwise modified from time to time.

“Trust Assets” has the meaning specified in subsection 2.1(a).

“UCC” means the Uniform Commercial Code, as amended from time to time, as in effect in the relevant jurisdiction.

Section 1.2. Other Definitional Provisions.

(a) The terms defined in this Article have the meanings assigned to them in this Article, and, along with any other term defined in any Section of this Agreement, include the plural as well as the singular.

(b) With respect to any Series of Notes, all terms used herein and not otherwise defined herein shall have meanings ascribed to them in the applicable Transaction Document.

(c) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(d) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not otherwise defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder means such accounting principles as are generally accepted in the United States of America at the date of such computation.

(e) The agreements, representations and warranties of RFC VIII in this Agreement in its capacity as a Transferor shall be deemed to be the agreements, representations and warranties of each such entity solely in such capacity for so long as such entity acts in such capacity under this Agreement.

(f) Any reference to each Note Rating Agency shall only apply to any nationally recognized statistical rating organization if such nationally recognized statistical rating organization is then rating any Outstanding Series, Class or Tranche of Notes.

(g) Unless otherwise specified, references to any amount as on deposit or outstanding on any particular date shall mean such amount at the close of business on such day.

(h) The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; references to any subsection, Section, Schedule or Exhibit are references to subsections, Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term “including” means “including without limitation.” Unless the context otherwise requires, terms used herein that are defined in the UCC and not otherwise defined herein shall have the meanings set forth in the UCC.

[END OF ARTICLE I]

ARTICLE II

TRUST ASSETS

Section 2.1. Conveyance of Trust Assets.

(a) By execution of this Agreement, each Transferor does hereby transfer, assign, set over and otherwise convey to the Trust, without recourse except as provided herein, all of its right, title and interest in, to and under (i) the Receivables existing on the Initial Cut Off Date, in the case of Receivables arising in the Initial Accounts (including Related Accounts with respect to such Initial Accounts), and thereafter created from time to time in such Accounts until the termination of the Trust, (ii) the Receivables existing at the close of business on each applicable Addition Cut Off Date, in the case of Receivables arising in the Additional Accounts (including Related Accounts with respect to such Additional Accounts), and thereafter created from time to time in the Accounts until the termination of the Trust, (iii) each Collateral Certificate as of each applicable Addition Date, (iv) the Recoveries allocable to the Trust as provided in this Agreement and the Servicing Agreement, (v) all monies due and to become due with respect to all of the foregoing, (vi) all amounts received with respect to all of the foregoing and (vii) all proceeds thereof, but excluding any Issuer Rate Fees allocable to such Receivables. Each Transferor does hereby further transfer, assign, set over and otherwise convey to the Trust all of its rights, remedies, powers, privileges and claims under or with respect to any related Receivables Purchase Agreement (whether arising pursuant to the terms of such Receivables Purchase Agreement or otherwise). The property described in the two preceding sentences, together with all monies and other property on deposit in or credited to the Issuer Accounts established pursuant to this Agreement, the Servicing Agreement and each Indenture Supplement, the rights of the Trust under this Agreement, the Servicing Agreement and the Trust Agreement and the property conveyed to the Trust under this Agreement, the Servicing Agreement and any Series Supplement shall constitute the assets of the Trust (the “Trust Assets”). The foregoing does not constitute and is not intended to result in the creation or assumption by the Trust, the Owner Trustee, the Indenture Trustee or any Noteholder of any obligation of any Transferor, Credco, any Account Owner or any other Person in connection with the Trust Assets or under any agreement or instrument relating thereto, including any obligation to Obligors, merchants, clearance systems or insurers. Each Account will continue to be owned by the related Account Owner and will not be a Trust Asset.

(b) Each Transferor agrees to record and file, at its own expense, financing statements (and amendments to such financing statements when applicable) with respect to the Trust Assets conveyed by such Transferor meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain the perfection of, the transfer, assignment, set-over or other conveyance of its interest in such Trust Assets to the Trust, and to deliver a file-stamped copy of each such financing statement or amendment or other evidence of such filing to the Owner Trustee and the Indenture Trustee as soon as practicable after (i) the Execution Date, in the case of Trust Assets relating to the Initial Accounts, and (ii) if any additional filing is so necessary, the applicable Addition Date, in the case of Trust Assets relating to Additional Accounts or Collateral Certificates. Neither the Owner Trustee nor the Indenture Trustee shall be under any obligation whatsoever to file such financing statements or amendments to financing statements or to make any other filing under the UCC in connection with such transfer, assignment, set-over or other conveyance.

(c) Each Transferor further agrees, at its own expense, on or prior to (i) the Execution Date, in the case of the Initial Accounts, (ii) the applicable Addition Date, in the case of Additional Accounts or Collateral Certificates and (iii) the applicable Removal Date, in the case of Removed Accounts, with respect to such Transferor, to indicate in the appropriate computer files that Receivables created (or reassigned, in the case of Removed Accounts) in connection with such Accounts and such Collateral Certificates have been conveyed to the Trust pursuant to this Agreement (or conveyed to such Transferor or its designee in accordance with Section 2.14, in the case of Removed Accounts) by including (or deleting, in the case of Removed Accounts) in the securitization field of such computer files the code “E1” or “E2,” as applicable, in the case of the Initial Accounts and, in the case of Additional Accounts, a similar code designation that shall be specified in the Account Assignment related thereto. Each Transferor further agrees not to alter the code referenced in this paragraph with respect to any Account during the term of this Agreement unless and until such Account becomes a Removed Account.

(d) Each Transferor further agrees, at its own expense, on or prior to (a) the date that is five Business Days after the Execution Date, in the case of the Initial Accounts, (b) the date that is five Business Days after the applicable Addition Date, in the case of Aggregate Addition Accounts, (c) the applicable New Account Delivery Date, in the case of New Accounts and (d) the applicable Removal Date, in the case of Removed Accounts, to deliver to the Issuer and the Indenture Trustee one or more computer files or microfiche lists containing a true and complete list of all such Accounts, specifying for each such Account, as of the Initial Cut Off Date, in the case of the Initial Accounts, as of the applicable Addition Cut Off Date, in the case of Additional Accounts, and as of the applicable Removal Date, in the case of Removed Accounts, its account number and the aggregate amount outstanding in such Account. Such computer files or microfiche lists also shall specify that the Receivables arising in each such Account have been transferred to the Trust. Each such file or list, as supplemented from time to time to reflect Related Accounts, Additional Accounts and Removed Accounts, shall be marked as Schedule 1 to this Agreement and is hereby incorporated into and made a part of this Agreement. Schedule 1 shall be updated not later than semiannually, beginning [            ] 201[    ], to include any new Related Accounts.

(e) Each Transferor further agrees, at its own expense, on or prior to the date that is five Business Days after the applicable Addition Date, in the case of Collateral Certificates, to deliver to the Issuer and the Indenture Trustee one or more schedules containing a true and complete list of all Collateral Certificates. Each such schedule, as supplemented from time to time to reflect Collateral Certificates, shall be marked as Schedule 2 to this Agreement and is hereby incorporated into and made a part of this Agreement. Each Transferor further agrees (i) with respect to each Collateral Certificate in certificated form, to cause the Issuer to acquire possession in the State of New York or the State of Delaware of the related security certificate, endorsed to the Issuer, or in blank by an effective endorsement, or registered in the name of the Issuer upon original issue or registration of transfer by the issuer of such Collateral Certificate, and (ii) with respect to each Collateral Certificate in uncertificated form, to cause the issuer of such Collateral Certificate to register the Issuer as the registered owner of such Collateral Certificate.

(f) To the extent that a Transferor retains any interest in the Trust Assets, such Transferor hereby grants to the Trust and the Indenture Trustee a first priority perfected security interest in all of such Transferor’s right, title and interest, whether now owned or hereafter acquired, in, to and under the Trust Assets and all proceeds thereof, to secure such Transferor’s obligations hereunder. This Agreement shall constitute a security agreement under applicable law.

Section 2.2. Acceptance by Issuer

(a) The Issuer hereby acknowledges its acceptance of all right, title and interest to the Trust Assets conveyed to the Trust pursuant to Section 2.1. The Issuer further acknowledges that, prior to or simultaneously with the execution and delivery of this Agreement, the Transferor delivered to the Issuer and the Indenture Trustee Schedule 1 identifying the Initial Accounts.

(b) The Owner Trustee and the Trust each hereby agrees (and the Indenture Trustee shall, pursuant to the Indenture, agree) not to disclose to any Person any of the account numbers or other information contained in the computer files or microfiche lists marked as Schedule 1 and delivered to the Issuer and the Indenture Trustee from time to time except (i) to a Successor Servicer or as required by a Requirement of Law applicable to the Owner Trustee or the Trust, (ii) in connection with the performance of the Owner Trustee’s or the Trust’s duties hereunder, (iii) to the Indenture Trustee in connection with its duties in enforcing the rights of Noteholders and in connection with its duties under this Agreement and the Indenture or (iv) to bona fide creditors or potential creditors of any Account Owner or any Transferor for the limited purpose of enabling any such creditor to identify Receivables or Accounts subject to this Agreement or the Receivables Purchase Agreements. The Owner Trustee and the Trust each agrees to take such measures as shall be reasonably requested by any Account Owner or any Transferor to protect and maintain the security and confidentiality of such information and, in connection therewith, shall allow each Account Owner and each Transferor or their duly authorized representatives to inspect the Owner Trustee’s security, data protection and confidentiality arrangements from time to time during normal business hours upon prior written notice. The Owner Trustee and the Trust shall provide the applicable Account Owner and the applicable Transferor with notice 15 Business Days prior to disclosure of any information of the type described in this subsection 2.2(b).

(c) The Owner Trustee shall have no power to create, assume or incur indebtedness or other liabilities in the name of the Trust other than as contemplated in any Related Agreement.

Section 2.3. Representations and Warranties of Each Transferor Relating to Such Transferor. Each Transferor hereby severally represents and warrants to the Trust (and agrees that the Owner Trustee and the Indenture Trustee may rely on each such representation and warranty in accepting the Receivables and Collateral Certificates in trust under this Agreement or the Indenture, as applicable, and in authenticating the Notes) as of the Execution Date and each Issuance Date (but only if it was a Transferor on such date and only if it was a party to the applicable Related Agreement on such date) that:

(a) Organization and Good Standing. Such Transferor is an entity validly existing under the laws of the jurisdiction of its organization or incorporation and has, in all material respects, full power and authority to own its properties and conduct its business as presently owned or conducted, and to execute, deliver and perform its obligations under this Agreement, the Servicing Agreement and each applicable Receivables Purchase Agreement, if any, each applicable Pooling and Servicing Agreement, if any, and each applicable Series Supplement, if any.

(b) Due Qualification. Such Transferor is duly qualified to do business and is in good standing and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would (i) render any Account Agreement relating to an Account specified herein or any Receivable or any Collateral Certificate conveyed by such Transferor to the Trust unenforceable by such Transferor, the Servicer, the Indenture Trustee or the Owner Trustee and (ii) have a material adverse effect on any Noteholders; provided, however, that no Transferor makes any representation or warranty with respect to any qualifications, licenses or approvals that the Indenture Trustee or the Owner Trustee would have to obtain to do business in any state in which the Indenture Trustee or the Owner Trustee seeks to enforce any Receivable or any Collateral Certificate.

(c) Due Authorization. The execution and delivery by such Transferor of this Agreement, the Servicing Agreement, each applicable Receivables Purchase Agreement, if any, each applicable Pooling and Servicing Agreement, if any, and each applicable Series Supplement, if any, and the order to the Indenture Trustee to have the Notes authenticated and delivered and the consummation by such Transferor of the transactions provided for in this Agreement, the Servicing Agreement, each applicable Receivables Purchase Agreement, if any, each applicable Pooling and Servicing Agreement, if any, and each applicable Series Supplement, if any, have been duly authorized by such Transferor by all necessary corporate action on the part of such Transferor.

(d) No Conflict. The execution and delivery by such Transferor of this Agreement, the Servicing Agreement, each applicable Receivables Purchase Agreement, if any, each applicable Pooling and Servicing Agreement, if any, and each applicable Series Supplement, if any, and the performance by such Transferor of the transactions contemplated by this Agreement, the Servicing Agreement, each applicable Receivables Purchase Agreement, if any, each applicable Pooling and Servicing Agreement, if any, and each applicable Series Supplement, if any, and the fulfillment by such Transferor of the terms hereof and thereof applicable to such Transferor, will not conflict with or violate in any material respect any Requirements of Law applicable to such Transferor or conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which such Transferor is a party or by which it or its properties are bound.

(e) No Proceedings. There are no proceedings or investigations, pending or, to the best knowledge of such Transferor, threatened against such Transferor before any Governmental Authority (i) asserting the invalidity of this Agreement, the Servicing Agreement, any applicable Receivables Purchase Agreement, any applicable Pooling and Servicing Agreement or any applicable Series Supplement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, the Servicing Agreement, any applicable

Receivables Purchase Agreement, any applicable Pooling and Servicing Agreement or any applicable Series Supplement, (iii) seeking any determination or ruling that, in the reasonable judgment of such Transferor, would materially and adversely affect the performance by such Transferor of its obligations under this Agreement, the Servicing Agreement, any applicable Receivables Purchase Agreement, any applicable Pooling and Servicing Agreement or any applicable Series Supplement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement, the Servicing Agreement, any applicable Receivables Purchase Agreement, any applicable Pooling and Servicing Agreement or any applicable Series Supplement or (v) seeking to affect adversely the income or franchise tax attributes of the Trust under the United States federal or any state income or franchise tax systems.

(f) All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by such Transferor in connection with the execution and delivery by such Transferor of this Agreement, the Servicing Agreement, each applicable Receivables Purchase Agreement, if any, each applicable Pooling and Servicing Agreement, if any, and each applicable Series Supplement, if any, and the performance of the transactions contemplated by this Agreement, the Servicing Agreement, each applicable Receivables Purchase Agreement, if any, each applicable Pooling and Servicing Agreement, if any, and each applicable Series Supplement, if any, by such Transferor have been duly obtained, effected or given and are in full force and effect.

Section 2.4. Representations and Warranties of Each Transferor. Each Transferor hereby severally represents and warrants to the Issuer, the Indenture Trustee and the Owner Trustee (but, in each case, only if it was a Transferor on such date and only if it was a party to the applicable Related Agreement on such date) that:

(a) as of the Execution Date and each Issuance Date, each of this Agreement, the Servicing Agreement, each applicable Receivables Purchase Agreement, if any, each applicable Pooling and Servicing Agreement, if any, and each applicable Series Supplement, if any, constitutes a legal, valid and binding obligation of such Transferor, enforceable against such Transferor in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws or general principles of equity.

(b) as of the applicable Addition Date with respect to Additional Accounts, each of this Agreement and each applicable Receivables Purchase Agreement, if any, constitutes a legal, valid and binding obligation of such Transferor, enforceable against such Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect or general principles of equity;

(c) as of the applicable Addition Date with respect to Additional Accounts, the related Account Assignment constitutes a legal, valid and binding obligation of such Transferor, enforceable against such Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect or general principles of equity;

(d) as of the applicable Addition Date with respect to any Collateral Certificate, each of this Agreement, any applicable Pooling and Servicing Agreement, any applicable Series Supplement and the related Certificate Assignment constitutes a legal, valid and binding obligation of such Transferor, enforceable against such Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect or general principles of equity;

(e) as of each Increase Date, each of this Agreement, any applicable Pooling and Servicing Agreement and any applicable Series Supplement, constitutes a legal, valid and binding obligation of such Transferor, enforceable against such Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect or general principles of equity;

(f) (A) as of the Execution Date, with respect to the Initial Accounts (and the Receivables arising therein), the portion of Schedule 1 to this Agreement under such Transferor’s name, as supplemented to such date, is, as of the Initial Cut Off Date, an accurate and complete listing in all material respects of the Initial Accounts, the Receivables in which were transferred by such Transferor as of the Execution Date;

(B) as of the applicable Addition Date, with respect to Aggregate Addition Accounts (and the Receivables arising therein), the portion of Schedule 1 to this Agreement under such Transferor’s name, as supplemented to such date, is, as of the related Addition Cut Off Date, an accurate and complete listing in all material respects of such Aggregate Addition Accounts, the Receivables in which were transferred by such Transferor as of the applicable Addition Date;

(C) as of the applicable New Account Delivery Date, with respect to New Accounts (and the Receivables arising therein), the portion of Schedule 1 to this Agreement under such Transferor’s name, as supplemented to such date, is, as of the related Addition Cut Off Date, an accurate and complete listing in all material respects of such New Accounts, the Receivables in which were transferred by such Transferor as of the applicable Addition Date; and

(D) as of the applicable Addition Date, with respect to Collateral Certificates, the portion of Schedule 2 to this Agreement under such Transferor’s name, as supplemented to such date, is, as of such Addition Date, an accurate and complete listing in all material respects of each Collateral Certificate transferred to the Trust after the Execution Date that remains outstanding, including any Collateral Certificate transferred as of an Addition Date;

and, in each case, the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder as of the Initial Cut Off Date or such Addition Cut Off Date, as the case may be, or with respect to the identity of such Collateral Certificate as of such Addition Date, is, in each case, true and correct in all material respects;

(g) as of the Execution Date, each Issuance Date and each applicable Addition Date, the Receivables or the Collateral Certificates conveyed by such Transferor to the Trust have been conveyed free and clear of any Lien (other than as permitted by clause (iv) of the term “Eligible Receivable”);

(h) as of (A) the Execution Date, with respect to the Initial Accounts (and the Receivables arising therein), (B) the applicable Addition Date, with respect to Additional Accounts (and the Receivables arising therein), (C) the applicable Addition Date, with respect to a Collateral Certificate and (D) the applicable Increase Date, with respect to an increase in the Invested Amount of an existing Collateral Certificate, all authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by such Transferor in connection with the conveyance by such Transferor of such Receivables or Collateral Certificates or the increase of the Invested Amount of any existing Collateral Certificate have been duly obtained, effected or given and are in full force and effect;

(i) as of (A) the Execution Date, (B) each Issuance Date, (C) the applicable Addition Date with respect to Additional Accounts (and the Receivables arising therein), (D) the applicable Addition Date with respect to a Collateral Certificate and (E) the applicable Increase Date with respect to an increase in the Invested Amount of an existing Collateral Certificate, subject, in each case pertaining to proceeds, to Section 9-315 of the UCC, and further subject to any Liens permitted by clause (iv) of the term “Eligible Receivable,” each of this Agreement, the related Account Assignment (in the case of Additional Accounts) and the related Certificate Assignment (in the case of Collateral Certificates) or any increased Invested Amount of an existing Collateral Certificate (a) constitutes a valid transfer and assignment to the Trust of all right, title and interest of such Transferor in the Receivables, any additional Collateral Certificate or any increased Invested Amount of an existing Collateral Certificate, as applicable, conveyed to the Trust by such Transferor and the proceeds and Recoveries thereof, or (b) constitutes a grant of a first-priority security interest (as defined in the applicable UCC) in such property to the Trust, which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from such Transferor and which, in the case of existing Receivables and the proceeds and Recoveries thereof, is enforceable upon execution and delivery of this Agreement, or with respect to then existing Receivables in Additional Accounts or additional Collateral Certificates, as of the applicable Addition Date, or, with respect to any increased Invested Amount of an existing Collateral Certificate, as of the applicable Increase Date, and which will be enforceable with respect to such Receivables hereafter and thereafter created and the proceeds and Recoveries thereof upon such creation;

(j) as of (A) the Execution Date with respect to the Initial Accounts (and the Receivables arising therein), (B) the applicable Addition Date with respect to Aggregate Addition Accounts (and the Receivables arising therein), (C) the applicable Addition Date with respect to a Collateral Certificate and (D) the applicable Increase Date with respect to an increase in the Invested Amount of an existing Collateral Certificate, such Transferor has caused or will have caused within ten days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in such property granted to the Issuer under this Agreement and upon the filing of all such appropriate financing statements, the Issuer will have a first priority perfected security or ownership interest in such property and proceeds;

(k) as of (A) the Execution Date with respect to the Initial Accounts (and the Receivables arising therein), (B) the applicable Addition Date with respect to Additional Accounts (and the Receivables arising therein), (C) the applicable Addition Date with respect to a Collateral Certificate and (D) the applicable Increase Date with respect to an increase in the Invested Amount of an existing Collateral Certificate, other than the security interest granted to the Trust pursuant to this Agreement or any other security interest that has been terminated, such Transferor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed such property; such Transferor has not authorized the filing of and is not aware of any financing statements against such Transferor that include a description of collateral covering such property other than any financing statement relating to the security interest granted to the Trust hereunder or that has been terminated; and such Transferor is not aware of any judgment or tax lien filings against such Transferor;

(l) as of (A) the applicable Increase Date with respect to an existing Collateral Certificate which is to have its Invested Amount increased on such date and (B) each Addition Date with respect to a Collateral Certificate, such existing Collateral Certificate or additional Collateral Certificate, as applicable, constitutes a “certificated security,” an “uncertificated security,” an “instrument,” an “account” or a “general intangible,” in each case within the meaning of the applicable UCC; such Transferor has in its possession all original copies of each certificate that constitutes or evidences such existing Collateral Certificate or additional Collateral Certificate, as applicable; the certificates that constitute or evidence such existing Collateral Certificate or additional Collateral Certificate do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Trust; and all financing statements filed or to be filed against such Transferor in favor of the Trust in connection herewith describing such existing Collateral Certificate or additional Collateral Certificate, as applicable, contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Trust”;

(m) as of the applicable Addition Date with respect to a Collateral Certificate, such Collateral Certificate is an Eligible Collateral Certificate;

(n) as of the applicable Selection Date, each Initial Account and each applicable Additional Account is an Eligible Account;

(o) as of (A) the applicable Selection Date with respect to each Receivable contained in the Initial Accounts conveyed to the Trust by such Transferor on the Execution Date, (B) the applicable Selection Date with respect to each Receivable contained in the related Additional Accounts to be conveyed to the Trust by such Transferor on such Addition Date and (C) each Issuance Date with respect to all Receivables contained in Accounts which have been conveyed to the Trust by such Transferor and each new Receivable subsequently conveyed to the Trust by such Transferor, such Receivable constitutes an “account” or a “general intangible” within the meaning of the applicable UCC;

(p) as of (A) the Selection Date with respect to each Receivable contained in the Initial Accounts conveyed to the Trust by such Transferor on the Execution Date, (B) the applicable Selection Date with respect to each Receivable contained in the related Additional Accounts to be conveyed to the Trust by such Transferor on the applicable Addition Date and (C) the date of the creation of any new Receivable conveyed to the Trust by such Transferor, such Receivable is an Eligible Receivable;

(q) as of (A) the Execution Date with respect to the Initial Accounts and (B) the applicable Addition Date with respect to Additional Accounts, no selection procedures believed by such Transferor to be materially adverse to the interests of the Noteholders have been used in selecting the Initial Accounts or any Additional Accounts, as applicable;

(r) on each applicable Increase Date, the existing Collateral Certificate which is to have its Invested Amount increased is an Eligible Collateral Certificate;

(s) such Transferor entered into this Agreement and, in the case of Additional Accounts, the related Account Assignment, in the ordinary course of business and not with intent to hinder, delay or defraud any Account Owner or its creditors; and

(t) such Transferor received adequate consideration for each Receivable transferred to the Trust.

Section 2.5. Notice of Breach. The representations and warranties set forth in Section 2.3 and Section 2.4 shall survive the transfers and assignments of the Trust Assets to the Trust, the pledge of the Receivables and the Collateral Certificates to the Indenture Trustee pursuant to the Indenture, and the issuance of the Notes. Upon discovery by any Transferor, the Servicer, the Indenture Trustee or the Owner Trustee of a breach of any of the representations and warranties set forth in Section 2.3 or Section 2.4, the party discovering such breach shall give prompt written notice to the other parties following such discovery.

Section 2.6. Transfer of Ineligible Receivables and Ineligible Collateral Certificates.

(a) Reassignment of Collateral. In the event (i) any representation or warranty contained in subsection 2.4(f), (g), (h), (m), (n), (o), (p), (q) or (r) of this Agreement is not true and correct in any material respect as of the date specified therein with respect to any Receivable, any Collateral Certificate or the related Account and such breach has a material adverse effect on any Noteholders unless cured within 60 days (or such longer period, not in excess of 120 days, as may be agreed to by the Indenture Trustee and the Servicer) after the earlier to occur of the discovery thereof by the Transferor that conveyed such Receivable or Collateral Certificate to the Trust or receipt by such Transferor of written notice thereof given by the Indenture Trustee, the Owner Trustee or the Servicer, or (ii) it is so provided in subsection 2.9(a) with respect to any Receivables conveyed to the Trust by such Transferor, then such Transferor shall accept reassignment of the Ineligible Receivables or the Ineligible Collateral Certificates on the terms and conditions set forth in paragraph (b) below.

(b) Procedures for Removal. When the provisions of subsection 2.6(a) above require (i) the removal of a Receivable, the applicable Transferor shall accept reassignment of such Receivable (each such Receivable, an “Ineligible Receivable”) by directing the Servicer to deduct the principal balance of each such Ineligible Receivable from the Pool Balance and to decrease the Transferor Amount by the principal balance of such Ineligible Receivable or (ii) the removal of a Collateral Certificate, the Indenture Trustee and the Issuer shall deliver such

Collateral Certificate (each such Collateral Certificate, an “Ineligible Collateral Certificate”) to the applicable Transferor with a valid assignment in the name of such Transferor and direct the Servicer to deduct the Invested Amount of each such Ineligible Collateral Certificate from the Pool Balance and to decrease the Transferor Amount by the Invested Amount of each such Ineligible Collateral Certificate. On and after the date of such removal, the principal balance of each Ineligible Receivable and the Invested Amount of each Ineligible Collateral Certificate shall be deducted from the Pool Balance and the Transferor Amount. In the event that the exclusion of an Ineligible Receivable or an Ineligible Collateral Certificate from the calculation of the Transferor Amount and the Pool Balance would cause the Transferor Amount to be reduced below the Required Transferor Amount or the Pool Balance to be reduced below the Required Pool Balance, the Transferor who conveyed such Ineligible Receivable or Ineligible Collateral Certificate shall immediately, but in no event later than 1:00 p.m., New York City time, on the first Payment Date following the Monthly Period in which such reassignment obligation arises, make a deposit in the Excess Funding Account in immediately available funds in an amount equal to the greater of the amount by which (x) the Transferor Amount would be reduced below the Required Transferor Amount or (y) the Pool Balance would be reduced below the Required Pool Balance.

Upon reassignment of any Ineligible Receivable or Ineligible Collateral Certificate, the Indenture Trustee and the Trust shall automatically and without further action transfer, assign, set-over and otherwise convey to the applicable Transferor or its designee, without recourse, representation or warranty, all the right, title and interest of the Indenture Trustee and the Trust in and to such Ineligible Receivable or Ineligible Collateral Certificate, all Recoveries related thereto, all monies and amounts due or to become due and all proceeds thereof and such reassigned Ineligible Receivable or Ineligible Collateral Certificate shall be treated by the Indenture Trustee and the Trust as collected in full as of the date on which it was reassigned. The obligation of each Transferor to accept reassignment of any Ineligible Receivable or Ineligible Collateral Certificate conveyed to the Trust by such Transferor, and to make the deposits, if any, required to be made to the Excess Funding Account as provided in this Section 2.6, shall constitute the sole remedy respecting the event giving rise to such obligation available to the Trust or the Noteholders (or the Indenture Trustee on behalf of the Noteholders). The Trust shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested and provided by the applicable Transferor to effect the conveyance of such Ineligible Receivable or Ineligible Collateral Certificate pursuant to this subsection 2.6(b), but only upon receipt of an Officer’s Certificate from such Transferor that states that all conditions set forth in this Section 2.6 have been satisfied.

Section 2.7. Reassignment of Trust Assets. (a) In the event any representation or warranty of a Transferor set forth in subsection 2.3(a) or (c) or subsection 2.4(a), (b), (c), (d), (e) or (i) of this Agreement is not true and correct in any material respect and such breach has a material adverse effect on the Receivables or a particular Collateral Certificate conveyed to the Trust by such Transferor or the availability of the proceeds thereof to the Trust then, either the Owner Trustee, the Indenture Trustee or Noteholders evidencing more than 50% of the aggregate unpaid principal amount of all Outstanding Notes, by notice then given to the applicable Transferor, the Administrator and the Servicer (and to the Owner Trustee and the Indenture Trustee, if given by the Noteholders), may direct such Transferor to accept a reassignment of the Receivables and/or any such Collateral Certificate conveyed to the Trust by such Transferor pursuant to this Agreement, if such breach and any material adverse effect caused by such breach is not cured within 60 days of such notice (or within such longer period as may be specified in such notice), and upon those conditions such Transferor shall be obligated to accept such reassignment on the terms set forth below; provided, however, that the affected Receivables and the affected Collateral Certificates will not be reassigned to such Transferor if, on any day during such applicable period the relevant representation and warranty shall be true and correct in all material respects as if made on such day. The applicable Transferor shall deposit the portion of the Reassignment Amount attributable to the applicable Receivables and Collateral Certificates in the Collection Account to be treated (i) in connection with amounts determined under clause (a) of the definition of “Reassignment Amount,” as Principal Collections for each Series of Notes and (ii) in connection with the amounts determined under clause (b) of the definition of “Reassignment Amount,” as Finance Charge Collections for each Series of Notes, in either case, in immediately available funds not later than 1:00 p.m., New York City time, on the First Note Transfer Date following the Monthly Period in which such reassignment obligation arises, in payment for such reassignment.

(b) If the Owner Trustee, the Indenture Trustee or the Noteholders give notice directing the applicable Transferor to accept a reassignment of any Receivables or any Collateral Certificate as provided above, the obligation of such Transferor to accept such reassignment pursuant to this Section 2.7 and to make the deposit required to be made to the Collection Account for each Series of Notes as provided in this Section 2.7 shall constitute the sole remedy respecting an event of the type specified above in this Section 2.7 available to the Noteholders (or the Indenture Trustee on behalf of the Noteholders). Upon reassignment of the affected Receivables and any affected Collateral Certificate on the First Note Transfer Date following the Monthly Period in which such obligation arises, the Indenture Trustee and the Trust shall automatically and without further action transfer, assign, set-over and otherwise convey to the applicable Transferor, without recourse, representation or warranty, all the right, title and interest of the Indenture Trustee and the Trust in and to the affected Receivables and affected Collateral Certificates, all Recoveries allocable thereto, all monies and amounts due or to become due with respect thereto and all proceeds thereof (and any costs or expenses incurred by the Indenture Trustee in connection with such reassignment shall be reimbursed by the applicable Transferor). The Indenture Trustee and the Trust shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the applicable Transferor to effect the conveyance of such property pursuant to this Section 2.7.

Section 2.8. Additional Transferors. The Transferor may designate Affiliates of the Transferor or of any Account Owner to be included as Transferors (each, an “Additional Transferor”) under this Agreement in an amendment hereto pursuant to subsection 7.1(a) and, in connection with such designation, such Transferor shall (i) if the Transferor Interest is evidenced in uncertificated form, direct the Owner Trustee to register in the books and records of the Trust such Additional Transferor’s interest in the Transferor Interest or (ii) if the Transferor Interest is evidenced in certificated form, surrender such certificate to the Owner Trustee in exchange for a newly issued certificate modified to reflect such Additional Transferor’s interest in the Transferor Interest; provided, however, that each Additional Transferor shall agree in such amendment hereto to assume all of the duties and obligations of a Transferor hereunder; and provided further that prior to any such designation and exchange, (i) the Owner Trustee shall have received an Issuer Tax Opinion, (ii) the Note Rating Agency Condition shall have been satisfied, (iii) the Master Trust Trustee shall have received the Master Trust Tax Opinion, if applicable, and (iv) any additional conditions to the transfer of a Beneficial Interest provided in Section 3.02 of the Trust Agreement shall have been satisfied.

Section 2.9. Covenants of Each Transferor. Each Transferor hereby severally covenants that:

(a) Receivables Not To Be Evidenced by Promissory Notes. Except in connection with its enforcement or collection of an Account, such Transferor will take no action to cause any Receivable conveyed by it to the Trust to be evidenced by any instrument (as defined in the UCC) and, if any such Receivable is so evidenced as a result of any action taken by such Transferor, it shall be deemed to be an Ineligible Receivable in accordance with subsection 2.7(a) and shall be reassigned to such Transferor in accordance with subsection 2.7(b).

(b) Security Interests. Except for the conveyances hereunder, such Transferor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (except as permitted by clause (iv) of the definition of the term “Eligible Receivable”) on any Receivable or Collateral Certificate conveyed by it to the Trust whether now existing or hereafter created, or any interest therein; and such Transferor shall defend the right, title and interest of the Trust and the Indenture Trustee in, to and under the Receivables and any Collateral Certificate, whether now existing or hereafter created, against all claims of third parties claiming through or under such Transferor.

(c) Transferor Interest. Except for (i) the conveyances hereunder, in connection with any transaction permitted by Section 3.2 and as provided in Section 2.8 of this Agreement and Section 4.04 of the Trust Agreement or (ii) conveyances with respect to which the Note Rating Agency Condition shall have been satisfied and an Issuer Tax Opinion shall have been delivered to the Indenture Trustee and the Owner Trustee, such Transferor agrees, to the fullest extent permitted by applicable law, not to Transfer (as defined in the Trust Agreement) any interest in the Transferor Interest and any such attempted Transfer shall be void. Nothing contained in this subsection 2.9(c) shall be interpreted to prohibit or in any way limit any Transferor’s ability to grant to another Person a participation interest in the Transferor Interest upon the delivery to the Indenture Trustee and the Owner Trustee of an Issuer Tax Opinion; provided that any transfer by a Transferor of all or any part of its right, title and interest in and to the Transferor Interest to Credco will not require delivery of an Issuer Tax Opinion.

(d) Delivery of Collections or Recoveries. In the event that such Transferor receives Collections or Recoveries, such Transferor agrees to pay the Servicer all such Collections and Recoveries as soon as practicable after receipt thereof.

(e) Notice of Liens. Such Transferor shall notify the Owner Trustee and the Indenture Trustee promptly after becoming aware of any Lien (except as permitted by clause (iv) of the definition of the term “Eligible Receivable”) on any Receivable or Collateral Certificate conveyed by it to the Trust other than the conveyances hereunder and under the Indenture.

(f) Account Agreements and Guidelines. Each Transferor that is an Account Owner covenants that it shall comply with and perform its obligations under the Account Agreements relating to the Accounts and the Account Guidelines and all applicable rules and regulations of such Transferor except insofar as any failure to comply or perform would not materially and adversely affect the rights of the Trust or the Noteholders; provided, however, the applicable Transferor may change the terms and provisions of the applicable Account Agreements or the applicable Account Guidelines in any respect (including the calculation of the amount, or the timing, of charge-offs and other fees to be assessed thereon) only if such change (i) would not, in the reasonable belief of such applicable Transferor, cause an Early Amortization Event or Event of Default to occur, and (ii) is made applicable to any comparable segment of the charge accounts owned by such applicable Transferor which have characteristics the same as, or substantially similar to, the Accounts that are the subject of such change, except as otherwise restricted by an endorsement, sponsorship, or other agreement between such applicable Transferor and an unrelated third party or by the terms of the Account Agreements.

(g) Separate Corporate Existence. Each Transferor that is a securitization special purpose entity shall:

(i) Maintain in full effect its existence, rights and franchises as a limited liability company under the laws of the state of its formation or as a corporation under the laws of the state of its incorporation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and the applicable Receivables Purchase Agreement and each other instrument or agreement necessary or appropriate to proper administration hereof and to permit and effectuate the transactions contemplated hereby.

(ii) Except as provided in this Agreement, maintain its own deposit, securities and other account or accounts, separate from those of any Affiliate of such Transferor, with financial institutions. The funds of such Transferor will not be diverted to any other Person or for other than the company use of such Transferor, and, except as may be expressly permitted by this Agreement or the applicable Receivables Purchase Agreement, the funds of such Transferor shall not be commingled with those of any other Person.

(iii) Ensure that, to the extent that it shares the same officers or other employees as any of its members or other Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees.

(iv) Ensure that, to the extent that it jointly contracts with any of its members or other Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that such Transferor contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs.

(v) Ensure that all material transactions between such Transferor and any of its Affiliates shall be only on an arm’s-length basis and shall not be on terms more favorable to either party than the terms that would be found in a similar transaction involving unrelated third parties.

(vi) Maintain a principal executive and administrative office through which its business is conducted and a telephone number separate from those of its members and other Affiliates. To the extent that such Transferor and any of its members or other Affiliates have offices in contiguous space, there shall be fair and appropriate allocation of overhead costs (including rent) among them, and each such entity shall bear its fair share of such expenses.

(vii) Conduct its affairs strictly in accordance with its certificate of formation and limited liability company agreement or its certificate of incorporation and bylaws and observe all necessary, appropriate and customary company formalities, including, but not limited to, holding all regular and special members’ and directors’ meetings appropriate to authorize all action, keeping separate and accurate minutes of such meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, intercompany transaction accounts. Regular members’ and directors’ meetings shall be held at least annually.

(viii) Ensure that its board of directors shall at all times include at least one Independent Director (for purposes hereof, “Independent Director” shall mean any member of the board of directors of such Transferor that is not and has not at any time been (x) an officer, agent, advisor, consultant, attorney, accountant, employee, member or shareholder of any Affiliate of such Transferor which is not a special purpose entity, (y) a director of any Affiliate of such Transferor other than an independent director of any Affiliate which is a special purpose entity or (z) a member of the immediate family of any of the foregoing).

(ix) Ensure that decisions with respect to its business and daily operations shall be independently made by such Transferor (although the officer making any particular decision may also be an officer or director of an Affiliate of such Transferor) and shall not be dictated by an Affiliate of such Transferor.

(x) Act solely in its own company name and through its own authorized officers and agents, and no Affiliate of such Transferor shall be appointed to act as agent of such Transferor. Such Transferor shall at all times use its own stationery and business forms and describe itself as a separate legal entity.

(xi) Other than as provided in the relevant Revolving Credit Agreement, ensure that no Affiliate of such Transferor shall advance funds or loan money to such Transferor, and no Affiliate of such Transferor will otherwise guaranty debts of such Transferor.

(xii) Other than organizational expenses and as expressly provided herein, pay all expenses, indebtedness and other obligations incurred by it using its own funds.

(xiii) Not enter into any guaranty, or otherwise become liable, with respect to or hold its assets or creditworthiness out as being available for the payment of any obligation of any Affiliate of such Transferor nor shall such Transferor make any loans to any Person.

(xiv) Ensure that any financial reports required of such Transferor shall comply with generally accepted accounting principles and shall be issued separately from, but may be consolidated with, any reports prepared for any of its Affiliates so long as such consolidated reports contain footnotes describing the effect of the transactions between such Transferor and such Affiliate and also state that the assets of such Transferor are not available to pay creditors of the Affiliate.

(xv) Ensure that at all times it is adequately capitalized to engage in the transactions contemplated in its certificate of formation and its limited liability company agreement or in its certificate of incorporation and bylaws.

(h) Compliance with the FDIC Rule. Such Transferor shall (i) perform the obligations of the FDIC Rule applicable to it and (ii) facilitate compliance with the FDIC Rule by each Account Owner and the Trust.

Section 2.10. Covenants of Each Transferor With Respect to Any Applicable Receivables Purchase Agreement. Each Transferor, if such Transferor is a party to a Receivables Purchase Agreement, in its capacity as purchaser of Receivables from any Account Owner pursuant to any such Receivables Purchase Agreement, hereby covenants that such Transferor will at all times enforce the covenants and agreements of any Account Owner in such Receivables Purchase Agreement, including covenants that the Account Owner shall at all times enforce the covenants and agreements of it, as the case may be, in any Receivables Purchase Agreement. Each Transferor further covenants that it will not enter into any amendment to any Receivables Purchase Agreement to which it is a party, or enter into a new Receivables Purchase Agreement unless the Note Rating Agency Condition shall have been satisfied; provided, however, that such Transferor may enter into an amendment to a Receivables Purchase Agreement to which it is a party without the Note Rating Agency Condition having been satisfied if the “Note Rating Agency Condition” (as defined in such Receivables Purchase Agreement) need not be satisfied in connection with such amendment pursuant to the terms of such Receivables Purchase Agreement.

Section 2.11. Reinvestment in Trust Assets. (a) On each First Note Transfer Date, the Reinvestment Amount for the immediately preceding Monthly Period shall be applied in the following order of priority:

(i) if the Trust Assets include one or more Collateral Certificates, the Transferor, on behalf of the Issuer, shall specify the amount of the Reinvestment Amount to be reinvested in each existing Collateral Certificate, which amount shall be determined by the Transferor, on behalf of the Issuer, in its own discretion, and no such reinvestment shall be required; provided, however, that, subject to the restrictions specified in subsection 2.12(c), the Transferor, on behalf of the Issuer, shall be required to increase the Invested Amount of an existing Collateral Certificate if Trust Assets are required to be added pursuant to subsection 2.13(a) and the Transferor elects to cause to be increased the Invested Amount of one or more existing Collateral Certificates as specified in such Section (so long as the applicable Series Supplement allows such reinvestment and the transferor or seller for the related Master Trust agrees to such reinvestment); and

(ii) the remainder of such amounts shall be paid to the holders of the Transferor Interest; provided, however, that if (A) the Transferor Amount is, or as a result of such payment would become, less than the Required Transferor Amount or (B) the Pool Balance is, or as a result of such payment would become, less than the Required Pool Balance (after taking into consideration the application of the Reinvestment Amount, if any, pursuant to this Section 2.11), the lesser of (1) such remaining amount and (2) the greater of the amount by which (x) the Required Transferor Amount is greater than the Transferor Amount or (y) the Required Pool Balance is greater than the Pool Balance, shall be deposited by the Servicer into the Excess Funding Account.

(b) Pursuant to this Agreement, each Receivable shall be transferred to the Trust and pledged to secure the Notes on the day that such Receivable arises.

Section 2.12. Increases in the Invested Amount of an Existing Collateral Certificate.

(a) In addition to the increases described in Section 2.11 above, the applicable Transferor may cause to be increased the Invested Amount of any existing Collateral Certificate on any Business Day in connection with:

(i) the issuance of an additional Series, Class or Tranche of Notes; or

(ii) the increase of the Transferor Amount.

(b) In connection with any increase in the Invested Amount of an existing Collateral Certificate, such increase shall either be funded from the proceeds of the issuance of an additional Series, Class or Tranche of Notes or be funded by the applicable Transferor.

(c) Notwithstanding any other provision of this Agreement, with respect to any Monthly Period, the Invested Amount of an existing Collateral Certificate shall not be increased, including increases pursuant to Section 2.11 and this Section 2.12, if (i) an Early Amortization Event shall have occurred with respect to any Notes as a result of a failure to add Receivables and/or Collateral Certificates to the Trust or a failure to increase the Invested Amount of an existing Collateral Certificate at a time when the Pool Balance for the prior Monthly Period is less than the Required Pool Balance for such prior Monthly Period and (ii) increasing the Invested Amount of or reinvesting in an existing Collateral Certificate would result in a reduction in the allocation percentage applicable for principal collections for such existing Collateral Certificate.

Section 2.13. Addition of Trust Assets.

(a) Required Additions.

(i) If, at the end of any Monthly Period, (a) the Transferor Amount for such Monthly Period is less than the Required Transferor Amount for such Monthly Period or (b) the Pool Balance for such Monthly Period is less than the Required Pool Balance for such Monthly Period, the Transferor shall (1) transfer Receivables in Aggregate Addition Accounts to the Trust, (2) transfer one or more Collateral Certificates to the Trust or (3) cause to be increased the Invested Amount of one or more existing Collateral Certificates pursuant to Section 2.11 or Section 2.12 in a sufficient amount such that, after giving effect to such addition or increase, the Transferor Amount for such Monthly Period is at least equal to the Required Transferor Amount for such Monthly Period and the Pool Balance is at least equal to the Required Pool Balance for such Monthly Period.

Any transfer of Receivables in any Aggregate Addition Accounts to the Trust and/or any transfer of Collateral Certificates to the Trust and/or any increase in the Invested Amount of one or more existing Collateral Certificates shall occur on or before the thirtieth calendar day following the end of such Monthly Period. The failure of the Transferor to increase the Transferor Amount or the Pool Balance as provided in this clause (i) solely as a result of the unavailability to the Transferor of a sufficient amount of Receivables and/or Collateral Certificates and/or the inability to cause to be increased the Invested Amount of one or more existing Collateral Certificates shall not constitute a breach of this Agreement; provided that any such failure which has not been timely cured (as specified in the related Indenture Supplement) may nevertheless result in the occurrence of an Early Amortization Event with respect to each Series for which, pursuant to the Indenture Supplement therefor, a failure by the Transferor to convey additional Trust Assets to the Trust or cause to be increased the Invested Amount of an existing Collateral Certificate by the day on which it is required to do so pursuant to this subsection 2.13(a) constitutes an “Early Amortization Event” (as defined in such Indenture Supplement).

(ii) Any Aggregate Addition Accounts or Collateral Certificates designated to be included as part of the Trust Assets pursuant to clause (i) above may only be so included if the applicable conditions specified in subsection (c) below have been satisfied.

(b) Permitted Aggregate Additions, Additional Collateral Certificates and Increases in the Invested Amount of Existing Collateral Certificates. In addition to its obligation under subsection 2.13(a), each Transferor may, but shall not be obligated to, subject to the conditions in paragraph (c) below, (i) cause to be designated from time to time Receivables in Aggregate Addition Accounts to be included as part of the Trust Assets and/or additional Collateral Certificates to be included as part of the Trust Assets and (ii) cause to be increased the Invested Amount of an existing Collateral Certificate. Such additional Trust Assets shall be transferred to the Trust on the Addition Date or the Increase Date, as applicable.

(c) Conditions to Aggregate Additions and Additional Collateral Certificates. On each Addition Date with respect to any Aggregate Addition Accounts and/or additional Collateral Certificates, the applicable Receivables in Aggregate Addition Accounts (and such Aggregate Addition Accounts shall be Accounts for purposes of this Agreement) or the applicable Collateral Certificate shall be designated as additional Trust Assets, subject to the satisfaction of the following conditions (which shall not apply with respect to any increase in the Invested Amount of any existing Collateral Certificate except as specified in clause (i) below):

(i) on or before the eighth Business Day prior to the Addition Date or Increase Date, as applicable (the “Notice Date”), the applicable Transferor shall have delivered to the Owner Trustee, the Indenture Trustee, the Servicer, the other Transferors, if any, and each Note Rating Agency written notice (unless such notice requirement is otherwise waived) that the Receivables in Aggregate Addition Accounts and/or additional Collateral Certificates will be transferred to the Trust or an increased Invested Amount of an existing Collateral Certificate will be included as part of the Trust Assets (the latter notice requirement shall only apply to increases made pursuant to subsection 2.13(a); provided, however, that notice shall be delivered to the Owner Trustee and the Indenture Trustee in connection with any increase in the Invested Amount of an existing Collateral Certificate), which notice shall specify, as applicable, (x) the approximate aggregate amount of the Principal Receivables to be transferred to the Trust (y) the Invested Amount of the additional Collateral Certificates to be transferred to the Trust and (z) the amount by which the Invested Amount of an existing Collateral Certificate is to be increased, as well as the applicable Addition Date or Increase Date and, in connection with the Aggregate Addition Accounts, the applicable Addition Cut Off Date and Selection Date;

(ii) the applicable Transferor shall represent and warrant that, as of the applicable Selection Date, each Aggregate Addition Account is an Eligible Account;

(iii) the applicable Transferor shall represent and warrant as of the applicable Addition Date, each additional Collateral Certificate is an Eligible Collateral Certificate;

(iv) the applicable Transferor shall have delivered to the Owner Trustee and the Indenture Trustee copies of UCC financing statements covering the Receivables in such Aggregate Addition Accounts and/or additional Collateral Certificates, if necessary to perfect the interest of the Trust therein;

(v) the applicable Transferor shall have deposited, or shall have caused the Servicer to deposit, into the Segregation Account all Collections with respect to such (a) Aggregate Addition Accounts since the applicable Addition Cut Off Date or (b) additional Collateral Certificates as of such Addition Date;

(vi) as of each of the Addition Cut Off Date and the Addition Date, no Insolvency Event shall have occurred nor shall the transfer to the Trust of the Receivables arising in the Aggregate Addition Accounts have been made in contemplation of the occurrence thereof;

(vii) as of the Addition Date, no Insolvency Event shall have occurred nor shall the transfer to the Trust of the additional Collateral Certificates have been made in contemplation of the occurrence thereof;

(viii) on or before the Addition Date with respect to Aggregate Addition Accounts and the Receivables arising thereunder, the applicable Transferor shall have delivered to the Owner Trustee, on behalf of the Trust, and the Servicer a written assignment in substantially the form of Exhibit A (the “Aggregate Addition Account Assignment”), and the applicable Transferor shall deliver or cause to be delivered to the Issuer and the Indenture Trustee the computer file or microfiche list required to be delivered pursuant to Section 2.1 on the date such file or list is required to be delivered pursuant thereto, which file or list shall be incorporated into and made a part of such Aggregate Addition Account Assignment and this Agreement;

(ix) on or before the Addition Date with respect to Collateral Certificates, the applicable Transferor shall have delivered to the Owner Trustee, on behalf of the Trust, and the Servicer a written assignment in substantially the form of Exhibit B (the “Certificate Assignment”) and each Collateral Certificate shall be delivered and registered in the name of the Trust, and the applicable Transferor shall deliver or cause to be delivered to the Issuer and the Indenture Trustee the schedule required to be delivered pursuant to Section 2.1 on the date such file or list is required to be delivered pursuant thereto, which file or list shall be incorporated into and made a part of such Certificate Assignment and this Agreement;

(x) the addition to the Trust of the Receivables arising in the Aggregate Addition Accounts or of the Collateral Certificates shall not, in the reasonable belief of the applicable Transferor, result in an Adverse Effect;

(xi) if prior to the applicable Addition Date, with respect to any three consecutive Monthly Periods or with respect to any twelve consecutive Monthly Periods, the Addition Limit shall have been exceeded, the Note Rating Agency Condition shall have been satisfied with respect to the addition pursuant to subsection 2.13(b) of such Aggregate Addition Accounts in excess of the Addition Limit, and the Transferor shall have delivered to each Note Rating Agency an Opinion of Counsel, dated the Addition Date, in accordance with subsection 7.2(d);

(xii) with respect to the addition of additional Collateral Certificates, the Note Rating Agency Condition shall have been satisfied with respect to such addition, and the Transferor shall have delivered any related notice received from the Note Rating Agencies to the Owner Trustee and the Indenture Trustee;

(xiii) the Transferor shall have delivered to the Owner Trustee and the Indenture Trustee an Officer’s Certificate of the Transferor, dated the Addition Date, confirming, to the extent applicable, the items set forth in clauses (ii) through (vii) and clause (x) above; and

(xiv) the Transferor shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel, dated the Addition Date, in accordance with subsection 7.2(d).

(d) New Accounts. Each Transferor may, from time to time, at its sole discretion, subject to the conditions specified in paragraph (e) below, voluntarily designate newly originated Eligible Accounts to be included as New Accounts. For purposes of this paragraph, Eligible Accounts shall be deemed to include only charge accounts of the same nature as those included as Initial Accounts or which have previously been included in any Aggregate Addition.

(e) Conditions to Addition of New Accounts. On the Addition Date with respect to any New Accounts, the Trust shall acquire the applicable Receivables in such New Accounts (and such New Accounts shall be Accounts for purposes of this Agreement), subject to the satisfaction of the following conditions:

(i) as of the applicable Selection Date, each New Account shall be an Eligible Account;

(ii) the applicable Transferor shall have delivered to the Owner Trustee and the Indenture Trustee copies of UCC financing statements covering the Receivables in such New Accounts, if necessary to perfect the interest of the Trust therein;

(iii) the applicable Transferor shall have deposited, or shall have caused the Servicer to deposit, into the Segregation Account all Collections with respect to such New Accounts since the applicable Addition Cut Off Date;

(iv) as of each of the applicable Addition Cut Off Date and the applicable Addition Date, no Insolvency Event shall have occurred nor shall the transfer to the Trust of the Receivables arising in the New Accounts have been made in contemplation of the occurrence thereof;

(v) the addition to the Trust of the Receivables arising in the New Accounts shall not, in the reasonable belief of the applicable Transferor, result in an Adverse Effect;

(vi) on or before the Addition Date with respect to New Accounts and the Receivables arising thereunder, the applicable Transferor shall have delivered to the Owner Trustee, on behalf of the Trust, and the Servicer a written assignment in substantially the form of Exhibit C (the “New Account Assignment”), and the applicable Transferor shall deliver to the Issuer and the Indenture Trustee the computer file or microfiche list required to be delivered pursuant to Section 2.1 on the date such file or list is required to be delivered pursuant thereto, which file or list shall be incorporated into and made a part of such New Account Assignment and this Agreement;

(vii) if on or prior to the applicable Addition Date, with respect to any three-month period or with respect to any twelve-month period, the Addition Limit shall have been exceeded, the Note Rating Agency Condition shall have been satisfied with respect to the addition pursuant to subsection 2.13(d) of such New Accounts in excess of the Addition Limit, and the Transferor shall have delivered any related notice received from the Note Rating Agencies to the Owner Trustee and the Indenture Trustee;

(viii) the applicable Transferor shall have delivered to the Owner Trustee and the Indenture Trustee an Officer’s Certificate of such Transferor, dated the applicable Addition Date, confirming, to the extent applicable, the items set forth in clauses (i) through (v) above; and

(ix) the applicable Transferor shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel in accordance with subsection 7.2(d).

Section 2.14. Removal of Accounts.

(a) On any day of any Monthly Period, each Transferor shall have the right to require the reassignment to it or its designee of all of the right, title and interest of the Indenture Trustee and the Trust in, to and under the Receivables then existing and thereafter created, all Recoveries related thereto, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof in or with respect to the Accounts specified herein (the “Removed Accounts”) and designated for removal by such Transferor, upon satisfaction of the conditions in clauses (i) through (v) below:

(i) on or before the tenth Business Day (the “Removal Notice Date”) immediately preceding the date for removal of the Removed Accounts (the “Removal Date”), such Transferor shall have given the Owner Trustee, the Indenture Trustee, the Servicer, the other Transferors, if any, and each Note Rating Agency notice (unless such notice requirement is waived) that the Receivables from such Removed Accounts are to be reassigned to such Transferor on the Removal Date;

(ii) on or prior to the Removal Date, such Transferor shall amend Schedule 1 by delivering to the Issuer and the Indenture Trustee a computer file or microfiche list containing a true and complete list of the Removed Accounts, specifying for each such Account, as of the Removal Notice Date, its account number and the aggregate amount of Receivables outstanding in such Account;

(iii) such Transferor shall have represented and warranted as of the Removal Date that the list of Removed Accounts delivered pursuant to paragraph (ii) above, as of the Removal Date, is true and complete in all material respects;

(iv) the Note Rating Agency Condition shall have been satisfied with respect to the removal of the Removed Accounts; and

(v) such Transferor shall have delivered to the Owner Trustee and the Indenture Trustee an Officer’s Certificate of such Transferor, dated the Removal Date, to the effect that such Transferor reasonably believes that (a) such removal of any Receivable of any Removed Account will not result in an Adverse Effect with respect to any Series, Class or Tranche of Notes and (b) no selection procedures believed by such Transferor to be materially adverse to, or materially beneficial to, the interests of any Noteholders have been used in selecting the Removed Accounts from among any pool of Accounts of a similar type.

(b) In addition to the terms and conditions contained in clauses (a)(i)-(v) above, the Transferor’s right to require the reassignment to it or its designees of all the Trust’s right, title and interest of the Indenture Trustee and the Trust in, to and under the Receivables in Removed Accounts shall be subject to the following restrictions:

(i) Except for Removed Accounts described in clause (ii) below:

(A) there shall be no less than 90 days between Removal Dates;

(B) the Accounts to be designated as Removed Accounts shall be selected at random by the applicable Transferor; and

(C) the book value of the Receivables in the Accounts to be designated as Removed Accounts shall not exceed 10% of book value of the Receivables in the Trust as of the related Removal Date.

(ii) The Transferor may designate Removed Accounts as provided in and subject to the terms and conditions contained in this Section 2.14 without being subject to the conditions set forth is clauses (a)(iv) or (a)(v)(b) above or the restrictions set forth in clause (b)(i) above if the Removed Accounts are Accounts (i) originated or acquired under a specific affinity agreement, private label agreement, merchant agreement, co-branding agreement or other program which is co-owned, operated or promoted, provided that such agreement has terminated in accordance with the terms therein or (ii) being removed due to other circumstances caused by requirements of agreements in which the right to such Removed Accounts or control thereof is determined by a party or parties to such agreements other than the Transferor, any Affiliate of the Transferor or any agent of the Transferor.

(c) Upon satisfaction of the above conditions, the Owner Trustee, on behalf of the Trust, shall execute and deliver to such Transferor a written reassignment in substantially the form of Exhibit D (the “Reassignment”) and shall, without further action, sell, transfer, assign, set over and otherwise convey to such Transferor or its designee, effective as of the Removal Date, without recourse, representation or warranty, all the right, title and interest of the Indenture Trustee and the Trust in, to and under the Receivables arising in the Removed Accounts, all Recoveries related thereto, all monies due and to become due and all amounts received with respect thereto and all proceeds thereof, and the Receivables from the Removed Accounts shall no longer constitute a part of the Trust Assets. The Indenture Trustee and the Owner Trustee may conclusively rely on the Officer’s Certificate delivered pursuant to this Section 2.14 and shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

(d) In addition to the foregoing, on the date when any Receivable in an Account becomes a Defaulted Receivable (including any related Finance Charge Receivables), the Indenture Trustee and the Trust shall automatically and without further action or consideration transfer, set over and otherwise convey to the applicable Transferor, without recourse, representation or warranty, all right, title and interest of the Indenture Trustee and the Trust in, to and under the Defaulted Receivables (including any related Finance Charge Receivables) in such Account, all monies due or to become due, all amounts received or receivable with respect thereto and all proceeds thereof; provided that Recoveries of such Defaulted Receivables shall be applied as provided in the Servicing Agreement. The Indenture Trustee and the Owner Trustee, on behalf of the Trust, shall execute and deliver such instruments of transfer and assignment (including any UCC termination statements), in each case without recourse, as shall be reasonably requested by the applicable Transferor to vest in such Transferor or its designee all right, title and interest that the Indenture Trustee and the Trust had in such Defaulted Receivables (including any related Finance Charge Receivables).

Section 2.15. Account Allocations. In the event that any Transferor is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement, including by reason of the application of the provisions of Section 4.1 or any order of any Governmental Authority (a “Transfer Restriction Event”), then, in any such event, (a) such Transferor agrees (except as prohibited by any such order) to allocate and pay to the Trust, after the date of such inability, all Collections, including Collections of Receivables transferred to the Trust prior to the occurrence of such event, and all amounts which would have constituted Collections with respect to Receivables but for such Transferor’s inability to transfer Receivables (up to an aggregate amount equal to the amount of Receivables included as part of the Trust Assets on such date transferred to the Trust by such Transferor), (b) such Transferor and the Servicer agree that such amounts will be applied as Collections in accordance with the terms of the Servicing Agreement, the Indenture and each Indenture Supplement and (c) for so long as the allocation and application of all Collections and all amounts that would have constituted Collections are made in accordance with clauses (a) and (b) above, Receivables (and all amounts which would have constituted Receivables but for such Transferor’s inability to transfer Receivables to the Trust) which are written off as uncollectible in accordance with the Servicing Agreement shall continue to be allocated in accordance with the terms of this Agreement, the Servicing Agreement, the Indenture and each Indenture Supplement. For the purpose of the immediately preceding sentence, such Transferor and the Servicer shall treat the first received Collections with respect to the Accounts as allocable to the Trust until the Trust shall have been allocated and paid Collections in an amount equal to the aggregate amount of Receivables included in the Trust as of the date of the occurrence of such event. If such Transferor and the Servicer are unable pursuant to any Requirements of Law to allocate Collections as described above, such Transferor and the Servicer agree that, after the occurrence of such event, payments on each Account with respect to the principal balance of such Account shall be allocated first to the oldest principal balance of such Account and shall have such payments applied as Collections in accordance with the terms of this Agreement, the Servicing Agreement, the Indenture and each Indenture Supplement.

Section 2.16. Discount Option Receivables.

(a) The Transferor shall have the option to designate at any time and from time to time a percentage or percentages, which may be a fixed percentage or a variable percentage based on a formula (the “Discount Option Percentage”), of all or any specified portion of Receivables conveyed on or after the Discount Option Date (“Discount Option Receivables”) to be treated as Finance Charge Receivables. The aggregate amount of Discount

Option Receivables outstanding on any Date of Processing occurring on or after the initial Discount Option Date shall equal (a) the aggregate Discount Option Receivables at the end of the prior Date of Processing, plus (b) any new Discount Option Receivables created on such Date of Processing, minus (c) any Discount Option Receivables Collections received on such Date of Processing. Discount Option Receivables created on any Date of Processing shall mean the product of the amount of any Receivables created on such Date of Processing and the applicable Discount Option Percentage. The Transferor shall also have the option of increasing, reducing or withdrawing the Discount Option Percentage, at any time and from time to time, without notice to or the consent of any Noteholder, on or after such Discount Option Date. The Transferor shall provide to the Servicer, the Owner Trustee, the Indenture Trustee and any Note Rating Agency 30 days prior written notice of the Discount Option Date and any such designation or increase, reduction or withdrawal. Such designation, increase, reduction or withdrawal shall become effective on the Discount Option Date specified therefor upon satisfaction of the following conditions:

(i) each Transferor shall have delivered to the Owner Trustee and the Indenture Trustee an Officer’s Certificate of such Transferor certifying that, in the reasonable belief of such Transferor based on facts known to such Transferor at such time, such designation, increase, reduction or withdrawal will not, at the time of its occurrence, cause an Early Amortization Event or Event of Default with respect to any Series, Class or Tranche of Notes to occur or an event which, with notice or lapse of time or both, would constitute an Early Amortization Event or Event of Default with respect to any Series, Class or Tranche of Notes;

(ii) the Note Rating Agency Condition shall have been satisfied with respect to such designation, increase, reduction or withdrawal; and

(iii) the Transferor shall have caused an Issuer Tax Opinion to be delivered to the Owner Trustee and the Indenture Trustee.

(b) Following a change in the Discount Option Percentage, the Transferor shall apply the new Discount Option Percentage to all or the portion of the Receivables to which the Discount Option Percentage is to be applied. The initial Discount Option Percentage is 3%.

(c) After the Discount Option Date, Discount Option Receivables Collections received with respect to Discount Option Receivables shall be treated as Finance Charge Collections.

Section 2.17. Asset Representations Review.

(a) Pursuant to the Asset Representations Review Agreement, the Transferor has appointed [            ], a [            ] organized under the laws of [            ], as the Asset Representations Reviewer to perform the obligations of the Asset Representations Reviewer as set forth therein and herein. The Transferor hereby confirms the engagement of the Asset Representations Reviewer with respect to all Series outstanding as of [            ], 201[    ]. The Transferor hereby represents and warrants that the Asset Representations Reviewer (i) is not an Affiliate of the Transferor, any Account Owner, the Servicer and (ii) has not been hired by any Account Owner to perform pre-closing due diligence work relating to the Receivables. The Indenture Trustee hereby represents and warrants that the Asset Representations Reviewer is not an Affiliate of the Indenture Trustee.

(b) Upon the occurrence of a 60-Day Delinquency Event with respect to any Monthly Period, the Transferor shall include disclosure of such 60-Day Delinquency Event in the Distribution Report on Form 10-D filed with the Commission relating to such Monthly Period. Within [90] days following the date of such disclosure, the Holders of Notes shall be entitled to direct the Indenture Trustee to initiate a vote on whether to direct an Asset Representations Review. The Indenture Trustee may require any Noteholder providing such direction to provide verification that it is in fact a Holder of a beneficial interest in the Notes in the form of (x) a written certification from such Noteholder that it is a Holder of a beneficial interest in a Note, and (y) one other form of documentation such as a trade confirmation, an account statement, a letter from the broker or dealer, or other similar document; provided, however, that if the requesting Noteholder is a Noteholder of record on the related Record Date, no such verification of ownership shall be required.

(c) If, prior to the end of such [90]-day period, Holders of Notes evidencing not less than 5% of the aggregate unpaid principal amount of all Notes (excluding Notes held by any Account Owner, the Transferor, the Servicer or any of their Affiliates) shall have directed the Indenture Trustee in writing to initiate a vote on whether to direct an Asset Representations Review, (i) the Indenture Trustee shall promptly provide notice of such 5% threshold being reached to all Noteholders, the Transferor and the Servicer, (ii) within [10] Business Days of such 5% threshold being reached, the Indenture Trustee shall commence a solicitation of votes of all Noteholders on whether to direct an Asset Representations Review and (iii) the Transferor shall include disclosure of such solicitation of votes in the Distribution Report on Form 10-D filed with the Commission relating to the Monthly Period during which such 5% threshold was reached. With respect to any Notes that are Registered Notes, such solicitation of votes shall be conducted through the Depository.

(d) The vote on whether to direct an Asset Representations Review will be completed within [90] days of the delivery by the Indenture Trustee of notice to Noteholders that the solicitation of votes has commenced. If, at the end of such [90]-day voting period, Holders of Notes evidencing more than 50% of the aggregate unpaid principal amount of all Notes participating in such vote (excluding Notes held by any Account Owner, the Transferor, the Servicer or any of their Affiliates) elect to direct an Asset Representations Review, the Indenture Trustee shall promptly provide notice of such occurrence to the Transferor, the Servicer and the Account Owners, and the Servicer shall provide notice to the Asset Representations Reviewer that an Asset Representations Review has been demanded (such notice, a “Review Notice”). The Transferor shall disclose the results of such vote in the Distribution Report on Form 10-D filed with the Commission relating to the Monthly Period during which the voting period ended.

(e) Upon the completion of an Asset Representations Review and the delivery by the Asset Representations Reviewer of its report on the findings and conclusions of the Asset Representations Review in accordance with the provisions of the Asset Representations Review Agreement, the Transferor shall include a summary of such report in the Distribution Report on Form 10-D filed with the Commission relating to the Monthly Period during which such report is delivered.

(f) The Transferor shall review, and shall be entitled to adjust, the Delinquency Threshold upon the occurrence of either of the following events:

(i) the filing of a registration statement with the Commission relating to any Notes to be offered and sold from time to time thereunder; and

(ii) a change in law or regulation (including any new or revised interpretation of an existing law or regulation) that, in the judgment of the Transferor, could reasonably be expected to have a material effect on the delinquency rate for payments by Obligors on the Accounts or the manner by which delinquencies are defined or determined;

provided, however, that, once a 60-Day Delinquency Event has occurred and is continuing, a review of the Delinquency Threshold that would otherwise be undertaken as described above shall be delayed until the date on which the Transferor first reports in the Distribution Report on Form 10-D filed with the Commission that the 60-Day Delinquency Percentage for the related Monthly Period no longer exceeds the Delinquency Threshold. With respect to a review undertaken upon the occurrence of an event described in clause (i) above, the Transferor may increase or decrease the Delinquency Threshold by any amount the Transferor reasonably determines to be appropriate based on the composition of the Receivables at the time of the review. With respect to a review undertaken upon the occurrence of an event described in clause (ii) above, the Transferor may increase or decrease the Delinquency Threshold by any amount the Transferor reasonably determines to be appropriate as a result of the related change in law or regulation. The Transferor shall disclose any adjustment to the Delinquency Threshold in the Distribution Report on Form 10-D filed with the Commission relating to the Monthly Period in which the adjustment occurs.

Section 2.18. Resolution of Repurchase Disputes.

(a) If [the Indenture Trustee or any Noteholder] (the “Requesting Party”) requests that (i) the Transferor accept reassignment of any Receivable pursuant to the terms of this Agreement due to an alleged breach of a representation or warranty herein or (ii) an Account Owner or TRS accepts reassignment of any Receivable pursuant to the terms of the applicable Receivables Purchase Agreement due to an alleged breach of a representation or warranty therein (such Transferor, Account Owner or TRS, as applicable, the “Representing Party”), and the repurchase request has not been fulfilled or otherwise resolved within 180 days of the receipt of notice of such repurchase request by the Representing Party, then the Requesting Party shall have the right to refer the matter, at its discretion, to either mediation or third-party non-binding arbitration or to binding third-party arbitration, and the Representing Party shall agree to the selected resolution method.

(b) At the conclusion of the 180-day period described in clause (a) above, the Representing Party shall provide notice informing the Requesting Party of the status of its request. However, in the absence of any such notice, the Requesting Party is permitted to presume that its request remains unresolved.

(c) In order to exercise its right under clause (a) above, the Requesting Party must provide the Representing Party written notice of its intention to refer an unresolved repurchase request to mediation or arbitration within 30 days of the conclusion of the 180-day period described in clause (a) above. If the Requesting Party is a Noteholder, the Representing Party shall have the right to request from such Requesting Party verification that such Requesting Party is in fact a Holder of a beneficial interest in the Notes in the form of (x) a written certification from such Noteholder that it is a Holder of a beneficial interest in a Note, and (y) one other form of documentation such as a trade confirmation, an account statement, a letter from the broker or dealer, or other similar document; provided, however, that if the requesting Noteholder is a Noteholder of record on the related Record Date, no such verification of ownership shall be required.

(d) If the Requesting Party selects mediation as the resolution method, the mediation shall be administered by a nationally recognized mediation association mutually agreed upon by the Representing Party and the Requesting Party and shall be conducted in accordance with such association’s mediation procedures in effect at such time. The fees and expenses of the mediation shall be allocated as mutually agreed upon by the Representing Party and the Requesting Party as part of the mediation. The mediator(s) shall be impartial and knowledgeable about and experienced with the laws of the State of New York that are relevant to the repurchase dispute and shall be appointed from a list of neutrals maintained by the American Arbitration Association (the “AAA”).

(e) If the Requesting Party selects third-party arbitration as the resolution method, the third-party arbitration shall be administered by a nationally recognized arbitration association mutually agreed upon by the Representing Party and the Requesting Party and shall be conducted in accordance with such association’s arbitration procedures in effect at such time. The arbitrator(s) shall be impartial and knowledgeable about and experienced with the laws of the State of New York that are relevant to the repurchase dispute and shall be appointed from a list of neutrals maintained by AAA. The arbitrator(s) shall allocate the costs and expenses of the third-party arbitration. By selecting arbitration, the Requesting Party shall give up the right to sue in court, including the right to a trial by jury. No person may bring a putative or certified class action to arbitration.

(f) A failure by the Requesting Party and the Representing Party to resolve a disputed matter through mediation or non-binding arbitration shall not preclude either party from seeking a resolution through other options available to it, including the initiation of judicial proceeding in a court of competent jurisdiction, subject to the provisions specified below as applicable to both mediations and arbitrations. By selecting binding arbitration, the Requesting Party shall give up the right to sue in court, including the right to a trial by jury. No person may bring a putative or certified class action to arbitration.

(g) The following provisions shall apply to both mediations and third-party arbitrations:

(i) Any mediation or arbitration shall be held in New York, New York or such other location mutually agreed to by the Requesting Party and the Representing Party.

(ii) Notwithstanding this dispute resolution provision, the parties shall have the right to seek provisional or ancillary relief from a competent court of law, including a temporary restraining order, preliminary injunction or attachment order, provided such relief would otherwise be available by law.

(iii) The details and/or existence of any unfulfilled repurchase request, any informal meetings, mediations or arbitration proceedings conducted under this Section 2.18, including all offers, promises, conduct and statements, whether oral or written, made in the course of the parties’ attempt to informally resolve an unfulfilled repurchase request, and any discovery taken in connection with any arbitration, shall be confidential, privileged and inadmissible for any purpose, including impeachment, in any mediation, arbitration or litigation, or other proceeding; provided, however, that any discovery taken in any arbitration shall be admissible in that particular arbitration. Such information shall be kept strictly confidential and shall not be disclosed or discussed with any third party (excluding a party’s attorneys, experts, accountants and other agents and representatives, as reasonably required in connection with the related resolution procedure and who are bound by substantially equivalent confidentiality obligations). Information shall not be subject to the foregoing obligation of confidentiality (a) to the extent that such information is or becomes publicly available through no wrongful act of the party making the disclosure and (b) to the extent a party is required to disclose such information under applicable law, regulatory requirement or court order; provided that such party where reasonably practicable and to the extent legally permissible, provides the other party to the resolution procedure with prompt prior notice of the required disclosure so that such other party may object to the production of its confidential information or seek a protective order or other appropriate remedy.

(h) A Requesting Party may not initiate a mediation or arbitration as described above with respect to a receivable that is, or has been, the subject of an ongoing or previous mediation or arbitration (whether by that Requesting Party or another Requesting Party) but shall have the right to join an existing mediation or arbitration with respect to that receivable if the mediation or arbitration has not yet concluded.

[END OF ARTICLE II]

ARTICLE III

OTHER MATTERS RELATING TO EACH TRANSFEROR

Section 3.1. Liability of Each Transferor. Each Transferor shall be severally, and not jointly, liable for all obligations, covenants, representations and warranties of such Transferor arising under or related to this Agreement. Each Transferor shall be liable only to the extent of the obligations specifically undertaken by it in its capacity as a Transferor.

Section 3.2. Merger or Consolidation of, or Assumption of the Obligations of, a Transferor.

(a) No Transferor shall dissolve, liquidate, consolidate with or merge into any other Person or convey, transfer or sell its properties and assets substantially as an entirety to any Person (in each case, a “Surviving Entity”) unless:

(i) (x) the Surviving Entity is organized and existing under the laws of the United States of America or any state or the District of Columbia, and either is a savings association, national banking association, bank or other entity which is not eligible to be a debtor in a case under the United States Bankruptcy Code or is a special purpose entity whose powers and activities are limited, and shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trust and the Indenture Trustee, in form reasonably satisfactory to the Trust and the Indenture Trustee, the performance of every covenant and obligation of such Transferor hereunder and shall benefit from all the rights granted to such Transferor, as applicable hereunder; and (y) such Transferor has delivered to the Owner Trustee and the Indenture Trustee an Officer’s Certificate of such Transferor and an Opinion of Counsel to the effect that such consolidation, merger, conveyance, transfer or sale and such supplemental agreement comply with this Section 3.2 and that such supplemental agreement is a valid and binding obligation of the Surviving Entity, enforceable against such Surviving Entity in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(ii) all UCC filings, if any, required to perfect the interest of the Trust in any Receivables and Collateral Certificates to be conveyed by the Surviving Entity shall have been made and copies thereof shall have been delivered to the Owner Trustee and the Indenture Trustee;

(iii) the Owner Trustee and the Indenture Trustee shall have received one or more Opinions of Counsel to the effect that (a) under the UCC, the transfer of Receivables and/or Collateral Certificates by the Surviving Entity shall constitute either a sale of, or the granting of a security interest in, such Receivables or Collateral Certificates, as the case may be, by the Surviving Entity to the Trust and (b) the condition specified in paragraph (ii) above shall have been satisfied;

(iv) the Owner Trustee and the Indenture Trustee shall have received an Issuer Tax Opinion and any applicable Master Trust Tax Opinion; and

(v) the Note Rating Agency Condition shall have been satisfied with respect to such consolidation, merger, conveyance, transfer or sale.

(b) The obligations of each Transferor hereunder shall not be assignable nor shall any Person succeed to the obligations of any Transferor hereunder except in each case in accordance with the provisions of the foregoing paragraph or Section 3.4.

Section 3.3. Limitations on Liability of Each Transferor. Subject to Section 3.1, no Transferor nor any of the directors, officers, employees, members, incorporators or agents of any Transferor acting in such capacities shall be under any liability to the Trust, the Owner Trustee, the Indenture Trustee, the Noteholders, the Servicer, any Supplemental Credit Enhancement Provider, any other Transferor or any other Person for any action taken, or for refraining from the taking of any action, in good faith in such capacities pursuant to this Agreement, it being expressly understood that all such liability is expressly waived and released as a condition of, and consideration for, the execution of this Agreement, the Indenture and any Indenture Supplement and the issuance of the Notes; provided, however, that this provision shall not protect any Transferor or any director, officer, employee, member, incorporator or agent of any Transferor against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. Each Transferor and any director, officer, employee, member, incorporator or agent of such Transferor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than such Transferor) respecting any matters arising hereunder.

Section 3.4. Assumption of a Transferor’s Obligations. Notwithstanding the provisions of Section 3.2, each Transferor may assign, convey, transfer or sell all of its right, title and interest in, to and under the Receivables and the Collateral Certificates in which it has an interest and/or its interest in the Transferor Interest (collectively, the “Assigned Assets”), together with all servicing functions and other obligations, if any, under this Agreement or relating to the transactions contemplated hereby (collectively, the “Assumed Obligations”), to another entity (the “Assuming Entity”) which may be an entity that is not affiliated with such Transferor, and such Transferor may assign, convey and transfer the Assigned Assets and the Assumed Obligations to the Assuming Entity, without the consent or approval of the holders of any Notes, upon satisfaction of the following conditions:

(a) the Assuming Entity, such Transferor, the Trust and the Indenture Trustee shall have entered into a supplement to this Agreement or an assumption agreement (in form and substance reasonably satisfactory to the Trust and the Indenture Trustee) (either, the “Assumption Agreement”) providing for the Assuming Entity to assume the Assumed Obligations, including the obligation under this Agreement to transfer the Receivables arising under the Accounts, the Receivables arising under any Additional Accounts and any Collateral Certificates to the Trust, and such Transferor shall have delivered to the Owner Trustee and the Indenture Trustee an Officer’s Certificate of such Transferor and an Opinion of Counsel each stating that such transfer and assumption comply with this Section 3.4, that such Assumption Agreement is a valid and binding obligation of such Assuming Entity, enforceable against such Assuming Entity in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity), and that all conditions precedent herein provided for relating to such transaction have been complied with;

(b) all UCC filings required to perfect the interest of the Trust in the Receivables and/or the Collateral Certificates to be conveyed by the Assuming Entity shall have been duly made and copies thereof shall have been delivered to the Owner Trustee and the Indenture Trustee;

(c) (i) if the Assuming Entity shall not be eligible to be a debtor under the United States Bankruptcy Code, such Transferor shall have delivered notice of such transfer and assumption to each Note Rating Agency or (ii) if the Assuming Entity shall be eligible to be a debtor in a case under the United States Bankruptcy Code, such Transferor shall have delivered copies of each such written notice to the Servicer, each other Transferor, the Owner Trustee and the Indenture Trustee, and the Note Rating Agency Condition shall have been satisfied;

(d) the Owner Trustee and the Indenture Trustee shall have received one or more Opinions of Counsel to the effect that (i) the transfer of Receivables and/or Collateral Certificates by the Assuming Entity shall constitute either a sale of, or the granting of a security interest in, such Receivables or Collateral Certificates, as the case may be, by the Assuming Entity to the Trust and (ii) the condition specified in paragraph (b) above shall have been satisfied; and

(e) the Owner Trustee and the Indenture Trustee shall have received an Issuer Tax Opinion and any applicable Master Trust Tax Opinion.

Upon such transfer to and assumption by the Assuming Entity, such Transferor shall surrender the certificate, if applicable, evidencing its interest in the Transferor Interest to the Note Registrar for registration of transfer and the Note Registrar shall issue a new certificate, if applicable, evidencing the Transferor Interest in the name of the Assuming Entity (or, if applicable, register such Assuming Entity’s uncertificated interest in the Transferor Interest). Notwithstanding such assumption, such Transferor shall continue to be liable for all representations and warranties and covenants made by it and all obligations performed or to be performed by it in its capacity as Transferor prior to such transfer.

Section 3.5. Expenses. The Transferor shall pay out of its own funds, without reimbursement, all expenses incurred in connection with the Trust, including the costs of filing any amendment to UCC financing statements, the costs and expenses relating to obtaining and maintaining the listing of any Notes on any stock exchange, the fees and disbursements of the Administrator as provided in Section 7.3, and any stamp, documentary, excise, property (whether on real, personal or intangible property) or any similar tax levied on the Trust or the Trust’s assets that are not expressly stated in this Agreement to be payable by the Trust or a Transferor. A Transferor’s obligations pursuant to this Section 3.5 shall not constitute a claim against such Transferor to the extent such Transferor does not have funds sufficient to make payment of such obligations.

[END OF ARTICLE III]

ARTICLE IV

INSOLVENCY EVENTS

Section 4.1. Rights Upon the Occurrence of an Insolvency Event. If any Transferor or holder of the Transferor Interest shall consent to or fail to object to the appointment of a bankruptcy trustee or conservator, receiver or liquidator in any bankruptcy proceeding or other insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such Transferor or such holder of the Transferor Interest or of or relating to all or substantially all of such Person’s respective property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a bankruptcy trustee or conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up, insolvency, bankruptcy, reorganization, conservatorship, receivership or liquidation of such Person’s respective affairs, shall have been entered against such Transferor or any holder of the Transferor Interest; or such Transferor or such holder of the Transferor Interest shall admit in writing its respective inability, or shall be unable, to pay its debts generally as they become due, or file a petition to take advantage of any applicable bankruptcy, insolvency, reorganization, receivership or conservatorship statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or such Transferor or holder of the Transferor Interest shall consent to, or fail to object to, the filing of any such petition, or, if such Transferor or holder of the Transferor Interest shall so object to the filing of any such petition, such petition shall not have been dismissed within 60 days of the filing thereof (any such act or occurrence being an “Insolvency Event”); then each Transferor shall on the day any such Insolvency Event occurs, immediately cease to (i) transfer Receivables or Collateral Certificates and (ii) cause to be increased any Invested Amount of an existing Collateral Certificate transferred to the Trust by such Transferor and shall promptly give notice to the Owner Trustee, the Indenture Trustee and the Servicer of such Insolvency Event. Notwithstanding any cessation of the transfer to the Trust of additional Receivables, (i) Receivables transferred to the Trust prior to the occurrence of such Insolvency Event, (ii) Collections in respect of such Receivables and (iii) Collateral Certificates transferred to the Trust prior to the occurrence of such Insolvency Event, shall continue to be a part of the Trust Assets, and Collections with respect thereto shall continue to be allocated to Noteholders in accordance with the terms of this Agreement, the Servicing Agreement, the Indenture and each Indenture Supplement.

[END OF ARTICLE IV]

ARTICLE V

ACQUISITION OF TRUST ASSETS

Section 5.1. Acquisition of Trust Assets. If a Master Trust Transferor exercises its option to accept retransfer of any Collateral Certificate pursuant to the terms of the related Series Supplement, the Transferor shall cause such Master Trust Transferor to (a) acquire the Collateral Certificate, which acquisition shall be effective as of the date on which such retransfer occurs, (b) deliver notice of such acquisition to the Owner Trustee, the Indenture Trustee, the other Master Trust Transferors, if any, the Transferor and the Servicer on or prior to the Determination Date following the applicable Monthly Period for which the option is deemed exercised, and (c) deposit in the Collection Account on or prior to the First Note Transfer Date following the applicable Monthly Period an amount equal to the Invested Amount of the existing Collateral Certificate on such date and all other amounts payable to the Noteholders of each related Outstanding Series of Notes including otherwise unpaid principal and accrued interest on the Notes. Upon the completion of the foregoing condition, the applicable Master Trust shall succeed to all interests of the Trust with respect to such Collateral Certificate.

[END OF ARTICLE V]

ARTICLE VI

TERMINATION

Section 6.1. Termination of Agreement. This Agreement and the respective obligations and responsibilities of the Trust and each Transferor under this Agreement shall terminate on the date on which the Trust is dissolved in accordance with Article IX of the Trust Agreement.

Notwithstanding anything contained in the Transaction Documents to the contrary, in connection with the liquidation of the Trust Assets or wind down of the Trust, following the application of the proceeds of such liquidation or wind down to the payment of amounts due to the Noteholders, the holder of the Transferor Interest shall have the absolute and unconditional right to receive the remaining proceeds of such liquidation or wind down in an amount not less than all amounts owing to the holder of the Transferor Interest in accordance with the Transaction Documents, including the Transferor Invested Amount.

[END OF ARTICLE VI]

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.1. Amendment; Waiver of Past Defaults.

(a) This Agreement may be amended from time to time by the Transferor, the Issuer and the Indenture Trustee, by a written instrument signed by each of them, without the consent of any of the Noteholders; provided that (i) each Transferor shall have delivered to the Indenture Trustee and the Owner Trustee an Officer’s Certificate of such Transferor, dated the date of any such amendment, stating that such Transferor reasonably believes that such amendment will not have an Adverse Effect and (ii) the Note Rating Agency Condition shall have been satisfied with respect to any such amendment.

Additionally, notwithstanding any provision of this Article VII to the contrary and in addition to the immediately preceding paragraph, this Agreement may also be amended without the consent of any of the Noteholders, upon delivery to the Owner Trustee and the Indenture Trustee of an Issuer Tax Opinion and, to the extent a Collateral Certificate is included in the Trust Assets, a Master Trust Tax Opinion, to provide for (i) the establishment of multiple asset pools and the designation of Trust Assets to be included as part of specific asset pools or (ii) those changes necessary for compliance with securities law requirements or banking regulations; provided, however, that (i) the Issuer shall deliver to the Indenture Trustee and the Owner Trustee an Officer’s Certificate to the effect that the Issuer reasonably believes that such amendment will not have an Adverse Effect and is not reasonably expected to have an Adverse Effect at any time in the future and (ii) the Note Rating Agency Condition shall have been satisfied with respect to any such amendment.

Notwithstanding any other provision of this Article VII, this Agreement may be amended from time to time by an instrument signed by the Transferor, the Issuer and the Indenture Trustee to modify, eliminate or add to the provisions of this Agreement (i) to facilitate compliance with the FDIC Rule or changes in laws or regulations applicable to the Transferor, the Issuer, the Indenture Trustee or the transactions described in this Agreement or (ii) to cause the provisions hereof to conform to or be consistent with or in furtherance of the statements made with respect to this Agreement in any applicable Registration Statement on Form SF-3, as amended, under the Securities Act, in each case upon delivery by the Transferor to the Indenture Trustee and the Owner Trustee of (x) an Officer’s Certificate of the Transferor, dated the date of any such amendment, to the effect that (A) the Transferor reasonably believes that such amendment will not have an Adverse Effect or (B) such amendment is required to remain in compliance with the FDIC Rule or any other change of law or regulation which applies to the Transferor, the Issuer, the Indenture Trustee or the transactions governed by the Transaction Documents, or such amendment is required to cause the provisions hereof to conform to or be consistent with or in furtherance of the statements made with respect to this Agreement in any applicable Registration Statement on Form SF-3, as amended, under the Securities Act, and (y) an Issuer Tax Opinion with respect to such amendment and, to the extent a Collateral Certificate is included in the Trust Assets, a Master Trust Tax Opinion with respect to such amendment; provided, however, that the Transferor or the Issuer shall have provided 10 Business Days’ prior written notice of the substance of such amendment to each Note Rating Agency.

A copy of any amendment to this Agreement pursuant to this subsection (a) shall be sent to each Note Rating Agency. Any amendments regarding the addition or removal of Receivables or Collateral Certificates from the Trust as provided herein, executed in accordance with the provisions hereof, shall not be considered amendments to this Agreement for the purpose of subsections 7.1(a) and (b).

(b) This Agreement may also be amended in writing from time to time by the Transferor, the Indenture Trustee and the Trust with the consent of Noteholders evidencing not less than 66 2/3% of the aggregate unpaid principal amount of all affected Series, Classes or Tranches of Notes for which the Transferor has not delivered an Officer’s Certificate stating that there is no Adverse Effect, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of any Noteholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of or delay the timing of any distributions (changes in Early Amortization Events or Events of Default that decrease the likelihood of the occurrence thereof shall not be considered delays in the timing of distributions for purposes of this clause) to be made to Noteholders or deposits of amounts to be so distributed or the amount available under any Supplemental Credit Enhancement Agreement and any Derivative Agreement without the consent of each affected Noteholder, (ii) change the definition of or the manner of calculating the interest of any Noteholder without the consent of each affected Noteholder, (iii) reduce the aforesaid percentage required to consent to any such amendment without the consent of each Noteholder or (iv) adversely affect the rating of any Series, Class or Tranche of Notes by each Note Rating Agency without the consent of Noteholders evidencing not less than 66 2/3% of the aggregate unpaid principal amount of such Series, Class or Tranche (which shall not be deemed to occur if the Note Rating Agency Condition shall have been satisfied with respect to such amendment).

(c) Promptly after the execution of any such amendment or consent (other than an amendment pursuant to subsection (a)), the Trust shall furnish notification of the substance of such amendment to each Noteholder, and the Transferor shall furnish notification of the substance of such amendment to each Note Rating Agency and each Supplemental Credit Enhancement Provider.

(d) It shall not be necessary for the consent of Noteholders under this Section 7.1 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable requirements as the Indenture Trustee may prescribe.

(e) Notwithstanding anything in this Section 7.1 to the contrary, no amendment may be made to this Agreement which would adversely affect in any material respect the interests of any Supplemental Credit Enhancement Provider without the consent of such Supplemental Credit Enhancement Provider.

(f) Any Indenture Supplement executed in accordance with the provisions of Article X of the Indenture shall not be considered an amendment of this Agreement for the purposes of this Section 7.1. Any supplemental agreement executed in accordance with the provisions of Section 3.2 or any Assumption Agreement executed in accordance with the provisions of Section 3.4 shall not be considered an amendment to this Agreement for purposes of this Section 7.1.

(g) The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which adversely affects in any material respect the rights, duties, benefits, protections, privileges or immunities of the Owner Trustee or the Indenture Trustee, as applicable, under this Agreement or otherwise. In connection with the execution of any amendment hereunder, the Owner Trustee and the Indenture Trustee shall be entitled to receive the Opinion of Counsel described in subsection 7.2(d).

Section 7.2. Protection of Right, Title and Interest in and to Trust Assets.

(a) The Transferor shall cause this Agreement, all amendments and supplements hereto and all financing statements and amendments to financing statements and any other necessary documents covering the right, title and interest of the Trust and the Indenture Trustee to the Trust Assets to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect such right, title and interest. The Transferor shall deliver to the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing.

(b) Within 30 days after any Transferor makes any change in its name or its type or jurisdiction of organization, such Transferor shall give the Owner Trustee and the Indenture Trustee notice of any such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the security interest or ownership interest of the Trust in the Trust Assets.

(c) Each Transferor shall give the Owner Trustee and the Indenture Trustee prompt written notice of any relocation of any office from which it services Receivables or keeps records concerning the Receivables and the Collateral Certificates or of its chief executive office and whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing statement or amendment thereto or of any new financing statement and shall file such financing statements or amendments as may be necessary to perfect or to continue the perfection of the security interest or ownership interest of the Trust in the Trust Assets. Each Transferor shall at all times maintain each office from which it services Receivables and its chief executive offices within the United States and shall at all times be organized under the laws of a jurisdiction located within the United States. Each of the Owner Trustee and the Indenture Trustee shall give each Transferor prompt notice of any change in its name or any change in its address as shown on any financing statement filed in connection with the transactions contemplated by any Related Agreement if the address so shown ceases to be an address from which information concerning the Trust Assets can be obtained.

(d) The Transferor shall deliver to the Owner Trustee and the Indenture Trustee (i) upon the execution and delivery of each amendment of this Agreement pursuant to Section 7.1, an Opinion of Counsel to the effect specified in Exhibit E-1; (ii) on each Addition Date with respect to the addition of Aggregate Addition Accounts to be designated to the Trust pursuant to subsection 2.13(a) or (b), an Opinion of Counsel substantially in the form of Exhibit E-2; (iii) semi-annually (or, if the applicable Account Owner has a long-term rating below “A” by Moody’s, “AA-” by Standard & Poor’s or, if rated by Fitch, “AA-” by Fitch, quarterly), beginning six months following the end of the first Monthly Period in which New Accounts are designated to the Trust pursuant to subsection 2.13(d), an Opinion of Counsel substantially in the form of Exhibit E-3; (iv) on each Addition Date on which any Collateral Certificate is included as part of the Trust Assets pursuant to subsection 2.13(a) or (b), an Opinion of Counsel covering the same substantive legal issues addressed by Exhibit E-2; (v) on or before March 31 of each year, beginning with March 31, 201[    ], an Opinion of Counsel substantially in the form of Exhibit E-4; and (vi) in connection with the occurrence of any event contemplated in Section 3.2 or 3.4, the Opinions of Counsel, the Issuer Tax Opinion and the Master Trust Tax Opinion specified therein.

Section 7.3. Fees Payable by the Transferor. Notwithstanding anything contained in any other Transaction Document (unless such document specifically refers to this Section 7.3), the Transferor shall pay out of its own funds, without reimbursement, all expenses incurred, fees and disbursements of the Owner Trustee (as such and in its individual capacity), the Administrator and the Indenture Trustee (including, in each case, the reasonable fees and expenses of its outside counsel) and independent accountants and all other fees and expenses relating to the Trust, including the costs of filing UCC continuation statements, the costs and expenses relating to obtaining and maintaining the listing of any Notes on any stock exchange, the costs and expenses relating to maintaining Issuer Accounts, and any stamp, documentary, excise, property (whether on real, personal or intangible property) or any similar tax levied on the Trust or the Trust’s assets that are not expressly stated in this Agreement to be payable by the Trust (other than federal, state, local and foreign income and franchise taxes, if any, or any interest or penalties with respect thereto, assessed on the Trust, which shall be paid by the Trust).

Section 7.4. Governing Law; Submission to Jurisdiction; Appointment of Agent for Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws. The parties hereto hereby declare that it is their intention that this Agreement shall be regarded as made under the laws of the State of Delaware and that the laws of said State shall be applied in interpreting its provisions in all cases where legal interpretation shall be required. Each of the parties hereto agrees (a) that this Agreement involves at least $100,000.00, and (b) that this Agreement has been entered into by the parties hereto in express reliance upon 6 Del. C. § 2708. Each of the parties hereto hereby irrevocably and unconditionally agrees (a) to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (b) (1) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process, and (2) that, to the fullest extent permitted by applicable law, service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to (b) (1) or (2) above shall, to the fullest extent permitted by applicable law, have the same legal force and effect as if served upon such party personally within the State of Delaware.

Section 7.5. Notices; Payments.

(a) All demands, notices, instructions, directions and communications (collectively, “Notices”) under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at, mailed by certified mail, return receipt requested, or sent by facsimile transmission or sent by electronic mail:

(i) in the case of RFC VIII, as a Transferor, to:

American Express Receivables Financing Corporation VIII LLC

200 Vesey Street

30th Floor, Room 505A

New York, New York 10285

Attention: President

Fax: (212) 640-0404

with a copy to:

American Express Travel Related Services Company, Inc.

200 Vesey Street

New York, New York 10285

Attention: Treasurer

Fax: (212) 640-0405

(ii) in the case of the Trust or the Owner Trustee, to:

Wilmington Trust Company Rodney Square North 1100 North Market Street Wilmington, Delaware 19890-0001 Attention: Corporate Trust Administration Fax: (302) 636-4140 esoriano@wilmingtontrust.com

(iii) in the case of the Indenture Trustee, to:

The Bank of New York Mellon

101 Barclay Street, Floor 7 West

New York, New York 10286

Attention: Corporate Trust Administration – Asset Backed Securities

Fax: (212) 815-2493

catherine.cerilles@bnymellon.com

(iv) in the case of the Note Rating Agency for a particular Series, the address, if any, specified in the Indenture Supplement relating to such Series, and

(v) to any other Person as specified in the Indenture; or, as to each party, at such other address, facsimile number or electronic mail address as shall be designated by such party in a written notice to each other party.

(b) Any Notice required or permitted to be given to a Holder of Notes that are Registered Notes shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Note Register. No Notice shall be required to be mailed to a Holder of Notes that are Bearer Notes but shall be given as provided below. Any Notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder receives such Notice. In addition, (a) if and so long as any Series, Class or Tranche of Notes is listed on the Luxembourg Stock Exchange and such stock exchange shall so require, any Notice to Noteholders shall be published in an Authorized Newspaper of general circulation in Luxembourg within the time period prescribed in this Agreement and (b) in the case of any Series, Class or Tranche of Notes with respect to which any Bearer Notes are Outstanding, any Notice required or permitted to be given to Holders of such Series, Class or Tranche shall be published in an Authorized Newspaper within the time period prescribed in this Agreement.

Section 7.6. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such provisions shall be deemed severable from the remaining provisions of this Agreement and shall in no way affect the validity or enforceability of the remaining provisions or of the Notes or the rights of any Noteholders.

Section 7.7. Further Assurances. Each Transferor agrees to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Owner Trustee and the Indenture Trustee more fully to effect the purposes of this Agreement, including the authorization and/or filing of any financing statements or amendments thereto relating to the Receivables and/or the Collateral Certificates for filing under the provisions of the UCC of any applicable jurisdiction.

Section 7.8. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Trust, the Owner Trustee, the Indenture Trustee or any Noteholders, any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided under this Agreement are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

Section 7.9. Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

Section 7.10. Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Noteholders, any Supplemental Credit Enhancement Providers, any Derivative Counterparties and their respective successors and assigns. Except as otherwise expressly provided in this Agreement, no other Person will have any right or obligation hereunder.

Section 7.11. Actions by Noteholders.

(a) Wherever in this Agreement a provision is made that an action may be taken or a Notice, demand or instruction given by Noteholders, such action, Notice, demand or instruction may be taken or given by any Noteholder, unless such provision requires a specific percentage of Noteholders.

(b) Any Notice, request, demand, authorization, direction, consent, waiver or other act by a Noteholder shall bind such Noteholder and every subsequent Holder of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Owner Trustee, the Indenture Trustee or any Transferor in reliance thereon, whether or not notation of such action is made upon such Note.

Section 7.12. Rule 144A Information. For so long as any of the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, each Transferor and each of the Owner Trustee, the Indenture Trustee and the Servicer agree to cooperate with each other to provide to any Holders of such Series, Class or Tranche and to any prospective purchaser of Assets Pool One Notes designated by such Noteholder, upon the request of such Noteholder or prospective purchaser, any information required to be provided to such Holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act.

Section 7.13. Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

Section 7.14. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Section 7.15. Limitation of Liability. Notwithstanding any other provision herein or elsewhere, this Agreement has been executed and delivered by Wilmington Trust Company, not in its individual capacity, but solely in its capacity as Owner Trustee of the Trust. In no event shall Wilmington Trust Company in its individual capacity have any liability in respect of the representations, warranties, or obligations of the Trust hereunder or under any other document, as to all of which recourse shall be had solely to the Trust Assets, and for all purposes of this Agreement and each other document, the Owner Trustee (as such or in its individual capacity) shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.

Section 7.16. No Petition. To the fullest extent permitted by applicable law, the Indenture Trustee and each Transferor, by entering into this Agreement, and each Noteholder, by accepting a Note, agrees that it will not at any time institute against any Master Trust or the

Issuer, or join in any institution against any Master Trust or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes and this Agreement.

Section 7.17. Force Majeure. In no event shall the Indenture Trustee or the Owner Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Indenture Trustee and the Owner Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

[END OF ARTICLE VII]

ARTICLE VIII

COMPLIANCE WITH REGULATION AB

Section 8.1. Intent of the Parties; Reasonableness. The Transferor, the Issuer and the Indenture Trustee acknowledge and agree that the purpose of this Article VIII is to facilitate compliance by the Transferor with the provisions of Regulation AB and related rules and regulations of the Commission. The Transferor shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than the Transferor’s compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Indenture Trustee acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Transferor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. The Indenture Trustee agrees to cooperate in good faith with any reasonable request by the Transferor for information regarding the Indenture Trustee which is required in order to enable the Transferor to comply with the provisions of Items [1103(a)(1), 1104(e), 1109(a), 1109(b), 1117, 1118, 1119, 1121 and 1122] of Regulation AB as it relates to the Indenture Trustee or to the Indenture Trustee’s obligations under this Agreement.

Section 8.2. Additional Representations and Warranties of the Indenture Trustee. The Indenture Trustee shall be deemed to represent to the Transferor, as of the date on which information is provided to the Transferor under Section 8.3 that, except as disclosed in writing to the Transferor prior to such date to the best of its knowledge, but without independent investigation: (i) neither the execution, delivery and performance by the Indenture Trustee of this Agreement, the performance by the Indenture Trustee of its obligations under this Agreement nor the consummation of any of the transactions by the Indenture Trustee contemplated thereby, is in violation of any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which the Indenture Trustee is a party or by which it is bound, which violation would have a material adverse effect on the Indenture Trustee’s ability to perform its obligations under this Agreement, or of any judgment or order applicable to the Indenture Trustee; and (ii) there are no proceedings pending or threatened against the Indenture Trustee in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would have a material adverse effect on the right, power and authority of the Indenture Trustee to enter into this Agreement or to perform its obligations under this Agreement.

Section 8.3. Information to Be Provided by the Indenture Trustee. The Indenture Trustee shall (i) on or before the fifth Business Day of each month, provide to the Transferor, in writing, such information regarding the Indenture Trustee as is requested for the purpose of compliance with Item 1117 of Regulation AB, and (ii) as promptly as practicable following notice to or discovery by the Indenture Trustee of any changes to such information, provide to the Transferor, in writing, such updated information.

The Indenture Trustee shall (i) on or before the fifth Business Day of each January, April, July and October, provide to the Transferor such information regarding the Indenture Trustee as is requested for the purpose of compliance with Items 1103(a)(1), 1109(a), 1109(b), 1118 and 1119 of Regulation AB, and (ii) as promptly as practicable following notice to or discovery by the Indenture Trustee of any changes to such information, provide to the Transferor, in writing, such updated information. Such information shall include, at a minimum:

(A) the Indenture Trustee’s name and form of organization;

(B) a description of the extent to which the Indenture Trustee has had prior experience serving as an Indenture Trustee for asset-backed securities transactions involving credit or charge card receivables;

(C) a description of any affiliation between the Indenture Trustee and any of the following parties to a Securitization Transaction, as such parties are identified to the Indenture Trustee by the Transferor in writing in advance of such Securitization Transaction:

(1) the sponsor;

(2) any depositor;

(3) the issuing entity;

(4) any servicer;

(5) any trustee;

(6) any originator;

(7) any significant obligor;

(8) any enhancement or support provider; and

(9) any other material transaction party.

In connection with the above-listed parties, a description of whether there is, and if so the general character of, any business relationship, agreement, arrangement, transaction or understanding that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from the asset-backed securities transaction, that currently exists or that existed during the past two years and that is material to an investor’s understanding of the asset-backed securities.

Section 8.4. Report on Assessment of Compliance and Attestation. On or before the earlier of (a) March 1 and (b) 30 days prior to the date on which the Trust is required to file the report on Form 10-K in each calendar year, commencing in 201[    ], the Indenture Trustee shall:

(i) deliver to the Transferor a report regarding the Indenture Trustee’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Transferor or the Servicer, as applicable, and signed by an authorized officer of the Indenture Trustee, and shall address each of the Servicing Criteria specified in Exhibit G or such criteria as mutually agreed upon by the Transferor and the Indenture Trustee;

(ii) deliver to the Transferor a report of a registered public accounting firm reasonably acceptable to the Transferor that attests to, and reports on, the assessment of compliance made by the Indenture Trustee and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act; and

(iii) deliver to the Transferor and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of the Trust or the Transferor with respect to a Securitization Transaction a certification substantially in the form attached hereto as Exhibit F or such form as mutually agreed upon by the Transferor and the Indenture Trustee.

The Indenture Trustee acknowledges that the parties identified in clause (iii) above may rely on the certification provided by the Indenture Trustee pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

[END OF ARTICLE VIII]

IN WITNESS WHEREOF, the Transferor, the Indenture Trustee and the Trust have caused this Agreement to be executed by their respective officers as of the day and year first above written.

AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION VIII LLC, as Transferor

By:
Name: Title:

AMERICAN EXPRESS ISSUANCE TRUST II

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee on behalf of the Trust

By:
Name: Title:

THE BANK OF NEW YORK MELLON, as Indenture Trustee

By:
Name: Title:

Acknowledged and Accepted:

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC., as Servicer and Administrator

By:
Name: Title:

[Second Amended and Restated Transfer Agreement]

EXHIBIT A

FORM OF ASSIGNMENT OF RECEIVABLES IN AGGREGATE ADDITION

ACCOUNTS

INCLUDED IN AMERICAN EXPRESS ISSUANCE TRUST II

(as required by Section 2.13(c)(viii) of the Transfer Agreement)

ASSIGNMENT No. [            ] OF RECEIVABLES IN AGGREGATE ADDITION ACCOUNTS INCLUDED IN AMERICAN EXPRESS ISSUANCE TRUST II (this “Assignment”), dated as of [                    ],1 by and between AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION VIII LLC (“RFC VIII”), as transferor (the “Transferor”), and AMERICAN EXPRESS ISSUANCE TRUST II (the “Trust”), as issuer, pursuant to the Transfer Agreement referred to below.

W I T N E S S E T H:

WHEREAS, RFC VIII, as Transferor, the Trust and The Bank of New York Mellon, as Indenture Trustee (the “Indenture Trustee”), are parties to the Second Amended and Restated Transfer Agreement, dated as of [            ] [    ], 201[    ] (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the “Transfer Agreement”);

WHEREAS, pursuant to the Transfer Agreement, the Transferor wishes to designate Aggregate Addition Accounts to be included as Accounts and to convey its right, title and interest in the Receivables of such Aggregate Addition Accounts, whether existing at the Addition Cut-Off Date or thereafter created, to the Trust pursuant to the Transfer Agreement; and

WHEREAS, the Trust is willing to accept such designation and pledge subject to the terms and conditions hereof.

NOW, THEREFORE, the Transferor and the Trust hereby agree as follows:

1. Defined Terms. All capitalized terms used herein shall have the meanings ascribed to them in the Transfer Agreement unless otherwise defined herein.

“Addition Cut Off Date” shall mean, with respect to the Aggregate Addition Accounts, [                ,         ].

“Addition Date” shall mean, with respect to the Aggregate Addition Accounts, [                ,         ].

“Additional Trust Assets” shall have the meaning set forth in subsection 3(a).

“Aggregate Addition Accounts” shall mean the Aggregate Addition Accounts, as defined in the Transfer Agreement, that are designated hereby and listed on Schedule 1 hereto.

[1]	To be dated as of the applicable Addition Date.

“Selection Date” shall mean [(i)] for the added accounts with the code designation “[    ],” the close of business on the cycle billing date for such added accounts occurring in the period beginning on the close of business on [            ] and ending at the close of business on [            ] [and (ii) for the added accounts with the code designation “[    ],” the close of business on the cycle billing date for such added accounts occurring in the period beginning on the close of business on [            ] and ending at the close of business on [            ]].

2. Designation of Aggregate Addition Accounts. The Transferor shall deliver or cause to be delivered to the Trust and the Indenture Trustee not later than five Business Days after the Addition Date, a computer file or microfiche list containing a true and complete list of the Aggregate Addition Accounts. Such list is incorporated into and made part of this Assignment, shall be Schedule 1 to this Assignment and shall supplement Schedule 1 to the Transfer Agreement.

3. Conveyance of Receivables. (a) The Transferor does hereby transfer, assign, set over and otherwise convey to the Trust, without recourse except as provided in the Transfer Agreement, all of its right, title and interest, whether now owned or hereafter acquired, in, to and under the Receivables existing at the Addition Cut Off Date and thereafter created and arising in the Aggregate Addition Accounts (including Related Accounts with respect to such Aggregate Addition Accounts), all Recoveries allocable to such Receivables, all monies due or to become due and all amounts received or receivable with respect thereto, all Collections with respect thereto, and all proceeds (including “proceeds” as defined in the UCC) thereof (collectively, the “Additional Trust Assets”). The foregoing does not constitute and is not intended to result in the creation or assumption by the Trust, the Owner Trustee (as such or in its individual capacity), the Indenture Trustee, any Noteholders or any Supplemental Credit Enhancement Providers of any obligation of the Servicer, the Transferor or any other Person in connection with the Additional Trust Assets or under any agreement or instrument relating thereto, including any obligation to Obligors, merchants clearance systems or insurers.

(b) If necessary, the Transferor shall record and file, at its own expense, any financing statements (and amendments with respect to such financing statements when applicable) with respect to the Additional Trust Assets meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection of, the transfer, assignment, set-over or other conveyance of its interest in such Additional Trust Assets to the Trust and to deliver a file-stamped copy of each such financing statement or other evidence of such filing to the Trust and the Indenture Trustee as soon as practicable after the Addition Date. Neither the Trust nor the Indenture Trustee shall be under any obligation whatsoever to file such financing statements or amendments to statements or to make any filing under the UCC in connection with such transfer, assignment, set-over or other conveyance.

(c) The Transferor shall, at its own expense, on or prior to the Addition Date, indicate in the appropriate computer files that all Receivables created in connection with the Aggregate Addition Accounts and the related Additional Trust Assets have been conveyed to the Trust pursuant to the Transfer Agreement and this Assignment by including in the securitization field of such computer files the code “[    ]” [or “[    ],” as applicable,] for each such Aggregate Addition Account.

(d) The Transferor does hereby grant to the Trust and the Indenture Trustee a security interest in all of such Transferor’s right, title and interest, whether now owned or hereafter acquired, in, to and under the Additional Trust Assets. This Assignment shall constitute a security agreement under applicable law.

4. Acceptance by Trust. The Trust hereby acknowledges its acceptance of all right, title and interest in and to the Additional Trust Assets conveyed to the Trust pursuant to Section 3(a) of this Assignment.

5. Representations and Warranties of the Transferor. The Transferor hereby acknowledges on the Addition Date that it makes the representations and warranties in Sections 2.3 and 2.4 of the Transfer Agreement with respect to the Aggregate Addition Accounts.

6. Ratification of the Transfer Agreement. The Transfer Agreement is hereby ratified, and all references to the “Transfer Agreement,” to “this Transfer Agreement” and “herein” shall be deemed from and after the Addition Date to be a reference to the Transfer Agreement as supplemented and amended by this Assignment. Except as expressly amended hereby, all the representations, warranties, terms, covenants and conditions of the Transfer Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and, except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or a consent to noncompliance with any term or provision of the Transfer Agreement.

7. Counterparts. This Assignment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

8. Governing Law; Submission to Jurisdiction; Appointment of Agent for Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws. The parties hereto hereby declare that it is their intention that this Agreement shall be regarded as made under the laws of the State of Delaware and that the laws of said State shall be applied in interpreting its provisions in all cases where legal interpretation shall be required. Each of the parties hereto agrees (a) that this Agreement involves at least $100,000.00, and (b) that this Agreement has been entered into by the parties hereto in express reliance upon 6 Del. C. § 2708. Each of the parties hereto hereby irrevocably and unconditionally agrees (a) to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (b) (1) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process, and (2) that, to the fullest extent permitted by applicable law, service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to (b) (1) or (2) above shall, to the fullest extent permitted by applicable law, have the same legal force and effect as if served upon such party personally within the State of Delaware.

IN WITNESS WHEREOF, the Transferor and the Trust have caused this Assignment to be duly executed by their respective officers as of the day and year first above written.

AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION VIII LLC, as Transferor

By:
Name: Title:

AMERICAN EXPRESS ISSUANCE TRUST II

By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee on behalf of the Trust

By:
Name: Title:

ACCEPTED AND ACKNOWLEDGED:

THE BANK OF NEW YORK MELLON,

as Indenture Trustee

By:

Name:

Title:

Schedule 1 (to Exhibit A)

LIST OF AGGREGATE ADDITION ACCOUNTS

EXHIBIT B

FORM OF ASSIGNMENT OF AN ADDITIONAL COLLATERAL CERTIFICATE

INCLUDED IN AMERICAN EXPRESS ISSUANCE TRUST II

(as required by Section 2.13(c)(viii) of the Transfer Agreement)

ASSIGNMENT No. [    ] OF AN ADDITIONAL COLLATERAL CERTIFICATE INCLUDED IN AMERICAN EXPRESS ISSUANCE TRUST II (this “Assignment”), dated as of [                    ],2 by and between AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION VIII LLC (“RFC VIII”), as transferor (the “Transferor”), and AMERICAN EXPRESS ISSUANCE TRUST II (the “Trust”), as issuer, pursuant to the Transfer Agreement referred to below.

W I T N E S S E T H:

WHEREAS, RFC VIII, as Transferor, the Trust and The Bank of New York Mellon, as Indenture Trustee (the “Indenture Trustee”), are parties to the Second Amended and Restated Transfer Agreement, dated as of [            ] [    ], 201[    ] (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the “Transfer Agreement”);

WHEREAS, pursuant to the Transfer Agreement, the Transferor wishes to designate an additional Collateral Certificate to be included as a Collateral Certificate and to convey its right, title and interest in such additional Collateral Certificate to the Trust pursuant to the Transfer Agreement; and

WHEREAS, the Trust is willing to accept such designation and pledge subject to the terms and conditions hereof.

NOW, THEREFORE, the Transferor and the Trust agree as follows:

1. Defined Terms. All capitalized terms used herein shall have the meanings ascribed to them in the Transfer Agreement unless otherwise defined herein.

“Addition Date” shall mean, with respect to the Collateral Certificate designated on Schedule 1 hereto, [                ,         ].

“Additional Trust Assets” shall have the meaning set forth in subsection 3(a).

2. Designation of Additional Collateral Certificate. The Transferor shall deliver or cause to be delivered to the Trust and the Indenture Trustee not later than five Business Days after the Addition Date, one or more lists containing a true and complete list of the Collateral Certificates. Such list is incorporated into and made part of this Assignment, shall be Schedule 1 to this Assignment and shall supplement Schedule 2 to the Transfer Agreement.

[2]	To be dated as of the applicable Addition Date.

3. Conveyance of Additional Collateral Certificate. (a) The Transferor does hereby transfer, assign, set over and otherwise convey to the Trust, without recourse except as provided in the Transfer Agreement, all of its right, title and interest, whether now owned or hereafter acquired, in, to and under the additional Collateral Certificate as of the Addition Date, all monies due or to become due and all amounts received or receivable with respect thereto, all Collections with respect thereto, and all proceeds (including “proceeds” as defined in the UCC) thereof (collectively, the “Additional Trust Assets”). The foregoing does not constitute and is not intended to result in the creation or assumption by the Trust, the Owner Trustee (as such or in its individual capacity), the Indenture Trustee, any Noteholders or any Supplemental Credit Enhancement Providers of any obligation of the Servicer, the Transferor or any other Person in connection with the Additional Trust Assets or under any agreement or instrument relating thereto, including any obligation to Obligors, merchants clearance systems or insurers.

(b) If necessary, the Transferor shall record and file, at its own expense, financing statements (and amendments with respect to such financing statements when applicable) with respect to the Additional Trust Assets meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection of, the transfer, assignment, set-over or other conveyance of its interest in such Additional Trust Assets to the Trust and to deliver a file-stamped copy of each such financing statement or other evidence of such filing to the Trust and the Indenture Trustee as soon as practicable after the Addition Date. Neither the Trust nor the Indenture Trustee shall be under any obligation whatsoever to file such financing statements or amendments to statements or to make any filing under the UCC in connection with such transfer, assignment, set-over or other conveyance.

(c) The Transferor does hereby grant to the Trust and the Indenture Trustee a security interest in all of such Transferor’s right, title and interest, whether now owned or hereafter acquired, in, to and under the Additional Trust Assets. This Assignment shall constitute a security agreement under applicable law.

4. Acceptance by Trust. The Trust hereby acknowledges its acceptance of all right, title and interest in and to the Additional Trust Assets conveyed to the Trust pursuant to Section 3(a) of this Assignment.

5. Representations and Warranties of the Transferor. The Transferor hereby acknowledges on the Addition Date that it makes the representations and warranties in Sections 2.3 and 2.4 of the Transfer Agreement with respect to the additional Collateral Certificate.

6. Ratification of the Transfer Agreement. The Transfer Agreement is hereby ratified, and all references to the “Transfer Agreement,” to “this Transfer Agreement” and “herein” shall be deemed from and after the Addition Date to be a reference to the Transfer Agreement as supplemented and amended by this Assignment. Except as expressly amended hereby, all the representations, warranties, terms, covenants and conditions of the Transfer Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and, except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or a consent to noncompliance with any term or provision of the Transfer Agreement.

7. Counterparts. This Assignment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

8. Governing Law; Submission to Jurisdiction; Appointment of Agent for Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws. The parties hereto hereby declare that it is their intention that this Agreement shall be regarded as made under the laws of the State of Delaware and that the laws of said State shall be applied in interpreting its provisions in all cases where legal interpretation shall be required. Each of the parties hereto agrees (a) that this Agreement involves at least $100,000.00, and (b) that this Agreement has been entered into by the parties hereto in express reliance upon 6 Del. C. § 2708. Each of the parties hereto hereby irrevocably and unconditionally agrees (a) to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (b) (1) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process, and (2) that, to the fullest extent permitted by applicable law, service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to (b) (1) or (2) above shall, to the fullest extent permitted by applicable law, have the same legal force and effect as if served upon such party personally within the State of Delaware.

IN WITNESS WHEREOF, the Transferor and the Trust have caused this Assignment to be duly executed by their respective officers as of the day and year first above written.

AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION VIII LLC, as Transferor

By:
Name: Title:

AMERICAN EXPRESS ISSUANCE TRUST II

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee on behalf of the Trust

By:
Name: Title:

ACCEPTED AND ACKNOWLEDGED:

THE BANK OF NEW YORK MELLON,

as Indenture Trustee

By:

Name:

Title:

Schedule 1 (to Exhibit B)

LIST OF COLLATERAL CERTIFICATES

EXHIBIT C

FORM OF ASSIGNMENT OF RECEIVABLES IN NEW ACCOUNTS

INCLUDED IN AMERICAN EXPRESS ISSUANCE TRUST II

(as required by Section 2.13(e)(vi) of the Transfer Agreement)

ASSIGNMENT No. [            ] OF RECEIVABLES IN NEW ACCOUNTS INCLUDED IN AMERICAN EXPRESS ISSUANCE TRUST II (this “Assignment”), dated as of the Addition Date set forth below, by and between AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION VIII LLC (“RFC VIII”), as transferor (the “Transferor”), and AMERICAN EXPRESS ISSUANCE TRUST II (the “Trust”), as issuer, pursuant to the Transfer Agreement referred to below.

W I T N E S S E T H:

WHEREAS, RFC VIII, as Transferor, the Trust and The Bank of New York Mellon, as Indenture Trustee (the “Indenture Trustee”), are parties to the Second Amended and Restated Transfer Agreement, dated as of [            ] [    ], 201[    ] (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the “Transfer Agreement”);

WHEREAS, pursuant to the Transfer Agreement, the Transferor wishes to designate New Accounts to be included as Accounts and to convey its right, title and interest in the Receivables of such New Accounts (as each such term is defined in the Transfer Agreement), whether existing at the Addition Cut-Off Date of each New Account or thereafter created, to the Trust pursuant to the Transfer Agreement; and

WHEREAS, the Trust is willing to accept such designation and pledge subject to the terms and conditions hereof.

NOW, THEREFORE, the Transferor and the Trust hereby agree as follows:

1. Defined Terms. All capitalized terms used herein shall have the meanings ascribed to them in the Transfer Agreement unless otherwise defined herein.

“Addition Cut Off Date” shall mean, with respect to each New Account, the date on which such New Account is originated.

“Addition Date” shall mean, with respect to each New Account, [                    ].

“Additional Trust Assets” shall have the meaning set forth in subsection 3(a).

“New Account Delivery Date” shall mean the fifteenth calendar day of the month (or, if such fifteenth calendar day is not a Business Day, the next succeeding Business Day) following the Monthly Period in which the Addition Date occurs.

“New Accounts” shall mean the New Accounts, as defined in the Transfer Agreement, that are designated hereby and to be listed on Schedule 1 hereto.

“Selection Date” shall mean, with respect to each New Account, the date on which such New Account is originated.

2. Designation of New Accounts. The New Accounts are designated hereby. On the New Account Delivery Date, the Transferor shall deliver or cause to be delivered to the Trust and the Indenture Trustee a computer file or microfiche list containing a true and complete list of the New Accounts. Such list is incorporated into and made part of this Assignment, shall be Schedule 1 to this Assignment and shall supplement Schedule 1 to the Transfer Agreement.

3. Pledge of Receivables. (a) The Transferor does hereby transfer, assign, set over and otherwise convey to the Trust, without recourse except as provided in the Transfer Agreement, all of its right, title and interest, whether now owned or hereafter acquired, in, to and under the Receivables existing at the close of business at the applicable Addition Cut Off Date of each New Account and thereafter created and arising in the New Accounts (including Related Accounts with respect to such Aggregate Addition Accounts), all Recoveries allocable to such Receivables, all monies due or to become due and all amounts received or receivable with respect thereto, all Collections with respect thereto, and all proceeds (including “proceeds” as defined in the UCC) thereof (collectively, the “Additional Trust Assets”). The foregoing does not constitute and is not intended to result in the creation or assumption by the Trust, the Owner Trustee (as such or in its individual capacity), the Indenture Trustee, any Noteholders or any Supplemental Credit Enhancement Providers of any obligation of the Servicer, the Transferor or any other Person in connection with the Additional Trust Assets or under any agreement or instrument relating thereto, including any obligation to Obligors, merchants clearance systems or insurers.

(b) If necessary, the Transferor shall record and file, at its own expense, financing statements (and amendments with respect to such financing statements when applicable) with respect to the Additional Trust Assets meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection of, the transfer, assignment, set-over or other conveyance of its interest in such Additional Trust Assets to the Trust, and to deliver a file-stamped copy of each such financing statement or other evidence of such filing to the Trust and the Indenture Trustee as soon as practicable after the Addition Date. Neither the Trust nor the Indenture Trustee shall be under any obligation whatsoever to file such financing statements or amendments to statements or to make any filing under the UCC in connection with such transfer, assignment, set-over or other conveyance.

(c) The Transferor shall, at its own expense, on or prior to the Addition Date, indicate in the appropriate computer files that all Receivables created in connection with the New Accounts and the related Additional Trust Assets have been conveyed to the Trust pursuant to this Assignment by including in the securitization field of such computer files the code “[    ]” [or “[    ],” as applicable,] for each such New Account.

(d) The Transferor does hereby grant to the Trust and the Indenture Trustee a security interest in all of such Transferor’s right, title and interest, whether now owned or hereafter acquired, in, to and under the Additional Trust Assets. This Assignment shall constitute a security agreement under applicable law.

4. Acceptance by Trust. The Trust hereby acknowledges its acceptance of all right, title and interest in and to the Additional Trust Assets conveyed to the Trust pursuant to Section 3(a) of this Assignment.

5. Representations and Warranties of the Transferor. The Transferor hereby acknowledges on the Addition Date that it makes the representations and warranties in Sections 2.3 and 2.4 of the Transfer Agreement with respect to the New Accounts.

6. Ratification of the Transfer Agreement. The Transfer Agreement is hereby ratified, and all references to the “Transfer Agreement,” to “this Transfer Agreement” and “herein” shall be deemed from and after the Addition Date to be a reference to the Transfer Agreement as supplemented and amended by this Assignment. Except as expressly amended hereby, all the representations, warranties, terms, covenants and conditions of the Transfer Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and, except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or a consent to noncompliance with any term or provision of the Transfer Agreement.

7. Counterparts. This Assignment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

8. Governing Law; Submission to Jurisdiction; Appointment of Agent for Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws. The parties hereto hereby declare that it is their intention that this Agreement shall be regarded as made under the laws of the State of Delaware and that the laws of said State shall be applied in interpreting its provisions in all cases where legal interpretation shall be required. Each of the parties hereto agrees (a) that this Agreement involves at least $100,000.00, and (b) that this Agreement has been entered into by the parties hereto in express reliance upon 6 Del. C. § 2708. Each of the parties hereto hereby irrevocably and unconditionally agrees (a) to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (b) (1) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process, and (2) that, to the fullest extent permitted by applicable law, service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to (b) (1) or (2) above shall, to the fullest extent permitted by applicable law, have the same legal force and effect as if served upon such party personally within the State of Delaware.

IN WITNESS WHEREOF, the Transferor and the Trust have caused this Assignment to be duly executed by their respective officers as of the day and year first above written.

AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION VIII LLC, as Transferor

By:
Name: Title:

AMERICAN EXPRESS ISSUANCE TRUST II

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee on behalf of the Trust

By:
Name: Title:

ACCEPTED AND ACKNOWLEDGED:

THE BANK OF NEW YORK MELLON,

as Indenture Trustee

By:

Name:

Title:

Schedule 1 (to Exhibit C)

LIST OF NEW ACCOUNTS

EXHIBIT D

FORM OF REASSIGNMENT OF RECEIVABLES IN REMOVED ACCOUNTS

FROM AMERICAN EXPRESS ISSUANCE TRUST II

(as required by Section 2.14(c) of the Transfer Agreement)

REASSIGNMENT No. [            ] OF RECEIVABLES INCLUDED IN AMERICAN EXPRESS ISSUANCE TRUST II (this “Reassignment”), dated as of [                    ],3 by and between AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION VIII LLC (“RFC VIII”), as transferor (the “Transferor”), and AMERICAN EXPRESS ISSUANCE TRUST II (the “Trust”), as issuer, pursuant to the Transfer Agreement referred to below.

W I T N E S S E T H:

WHEREAS, RFC VIII, as Transferor, the Trust and The Bank of New York Mellon, as Indenture Trustee (the “Indenture Trustee”), are parties to the Second Amended and Restated Transfer Agreement, dated as of [            ] [    ], 201[    ] (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the “Transfer Agreement”);

WHEREAS, pursuant to the Transfer Agreement, the Trust wishes to remove from the Trust all Receivables in certain designated Accounts (the “Removed Accounts”) and to cause the Trust to reassign the Receivables of such Removed Accounts, whether now existing or hereafter created, from the Trust to the Transferor; and

WHEREAS, the Trust is willing to accept such designation and to reconvey the Receivables in the Removed Accounts subject to the terms and conditions hereof.

NOW, THEREFORE, the Trust and the Transferor hereby agree as follows:

1. Defined Terms. All terms defined in the Transfer Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

“Removal Date” shall mean, with respect to the Removed Accounts, [                ,         ].

“Removal Notice Date” shall mean, with respect to the Removed Accounts, [                ,         ].

“Removed Accounts” shall mean the Removed Accounts, as defined in the Transfer Agreement, that are designated hereby and listed on Schedule 1 hereto.

2. Designation of Removed Accounts. On or prior to the Removal Date, the Transferor shall deliver or cause to be delivered to the Trust and the Indenture Trustee a computer file or microfiche list containing a true and complete list of the Removed Accounts. Such list is incorporated into and made part of this Assignment, shall be Schedule 1 to this Reassignment and shall supplement Schedule 1 to the Transfer Agreement.

[3]	To be dated as of the Removal Date.

3. Conveyance of Receivables. (a) The Trust does hereby sell, transfer, assign, set over and otherwise convey to the Transferor, effective as of the Removal Date, without recourse, representation or warranty, all the right, title and interest of the Trust in, to and under the Receivables arising in the Removed Accounts, all Recoveries allocable to such Receivables, all monies due or to become due and all amounts received or receivable with respect thereto, all Collections with respect thereto, and all proceeds (including “proceeds” as defined in the UCC) thereof (collectively, the “Removed Trust Assets”).

(b) In connection with such reassignment, the Trust agrees to execute and deliver to the Transferor, on or prior to the date this Reassignment is delivered, applicable termination statements prepared by the Trust with respect to the Removed Trust Assets evidencing the release by the Trust of its security interest in the Receivables in the Removed Accounts, and meeting the requirements of applicable state law, in such manner and such jurisdictions as necessary to terminate such interest.

(c) The Transferor shall, at its own expense, on or prior to the Removal Date, indicate in the appropriate computer files that all Receivables reassigned in connection with the Removed Accounts and the related Removed Trust Assets have been conveyed to the Transferor pursuant to this Reassignment by deleting in the securitization field of such computer files the code “[    ]”[or “[    ],” as applicable,] for each such Removed Account.

4. Representations and Warranties. The Transferor hereby represents and warrants to the Indenture Trustee as of the Removal Date:

(a) Legal Valid and Binding Obligation. This Reassignment constitutes a legal, valid and binding obligation of the Transferor enforceable against the Transferor, in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity); and

(b) List of Removed Accounts. The list of Removed Accounts delivered pursuant to subsection 2.14(a)(ii) of the Transfer Agreement, as of the Removal Date, is true and complete in all material respects.

5. Ratification of the Transfer Agreement. The Transfer Agreement is hereby ratified, and all references to the “Transfer Agreement,” to “this Transfer Agreement” and “herein” shall be deemed from and after the removal Date to be a reference to the Transfer Agreement as supplemented and amended by this Reassignment. Except as expressly amended hereby, all the representations, warranties, terms, covenants and conditions of the Transfer Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and, except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or a consent to noncompliance with any term or provision of the Transfer Agreement.

6. Counterparts. This Reassignment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

7. Governing Law; Submission to Jurisdiction; Appointment of Agent for Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws. The parties hereto hereby declare that it is their intention that this Agreement shall be regarded as made under the laws of the State of Delaware and that the laws of said State shall be applied in interpreting its provisions in all cases where legal interpretation shall be required. Each of the parties hereto agrees (a) that this Agreement involves at least $100,000.00, and (b) that this Agreement has been entered into by the parties hereto in express reliance upon 6 Del. C. § 2708. Each of the parties hereto hereby irrevocably and unconditionally agrees (a) to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (b) (1) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process, and (2) that, to the fullest extent permitted by applicable law, service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to (b) (1) or (2) above shall, to the fullest extent permitted by applicable law, have the same legal force and effect as if served upon such party personally within the State of Delaware.

IN WITNESS WHEREOF, the Trust and the Transferor have caused this Reassignment to be duly executed by their respective officers as of the day and year first above written.

AMERICAN EXPRESS ISSUANCE TRUST II

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee on behalf of the Trust

By:
Name:
Title:

AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION VIII LLC, as Transferor

By:
Name:
Title:

ACCEPTED AND ACKNOWLEDGED:

THE BANK OF NEW YORK MELLON,

as Indenture Trustee

By:

Name:

Title:

Schedule 1 (to Exhibit D)

REMOVED ACCOUNTS

EXHIBIT E-1

FORM OF OPINION OF COUNSEL

WITH RESPECT TO AMENDMENTS

Provisions to be included in

Opinion of Counsel to be

delivered pursuant to

subsection 7.2(d)(i)

The opinions set forth below may be subject to all the qualifications, assumptions, limitations and exceptions taken or made in the Opinions of Counsel delivered on any applicable amendment date.

(i) The amendment to the Transfer Agreement, attached hereto as Schedule 1 (the “Amendment”), has been duly authorized, executed and delivered by the Transferor and constitutes the legal, valid and binding agreement of the Transferor, enforceable in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and except as such enforceability may be limited to general principles of equity (whether considered in a suit at law or in equity). The enforceability of the Transferor’s obligations is also subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(ii) The Amendment has been entered into in accordance with the terms and provisions of Section 7.1 of the Transfer Agreement.

E-1-1

EXHIBIT E-2

FORM OF OPINION OF COUNSEL

WITH RESPECT TO AGGREGATE ADDITION ACCOUNTS

Provisions to be included in

Opinion of Counsel to be

delivered pursuant to

subsection 7.2(d)(ii) or (iv)

The opinions set forth below may be subject to all the qualifications, assumptions, limitations and exceptions taken or made in the Opinions of Counsel delivered on any applicable Issuance Date.

1. The Transfer Agreement creates in favor of the Trust a security interest in the rights of the Transferor in the Receivables identified in Schedule 1 to the Transfer Agreement and the identifiable proceeds thereof.

2. The security interest described in the paragraph above is perfected.

3. The UCC search report obtained from the Secretary of State of the State of Delaware (Uniform Commercial Code Section) (the “Division”) against the Transferor sets forth the proper filing office and the proper debtor necessary to identify those persons who under the Delaware Uniform Commercial Code have on file financing statements against the Transferor covering the Receivables as of the effective time of the UCC search report. The UCC search report identifies no secured party (other than The Bank of New York Mellon) who has on file with the Division a currently effective financing statement naming the Transferor as debtor.

E-2-1

EXHIBIT E-3

FORM OF OPINION OF COUNSEL

WITH RESPECT TO NEW ACCOUNTS

Provisions to be included in

Opinion of Counsel to be

delivered pursuant to

subsection 7.2(d)(iii)

The opinions set forth below may be subject to all the qualifications, assumptions, limitations and exceptions taken or made in the Opinions of Counsel delivered on any applicable Issuance Date.

1. The Transfer Agreement creates in favor of the Trust a security interest in the rights of the Transferor in the Receivables identified in Schedule 1 to the Transfer Agreement and the identifiable proceeds thereof.

2. The security interest described in the paragraph above is perfected.

3. The UCC search report obtained from the Secretary of State of the State of Delaware (Uniform Commercial Code Section) (the “Division”) against the Transferor sets forth the proper filing office and the proper debtor necessary to identify those persons who under the Delaware Uniform Commercial Code have on file financing statements against the Transferor covering the Receivables as of the effective time of the UCC search report. The UCC search report identifies no secured party (other than The Bank of New York Mellon) who has on file with the Division a currently effective financing statement naming the Transferor as debtor.

E-3-1

EXHIBIT E-4

PROVISIONS TO BE INCLUDED IN

ANNUAL OPINION OF COUNSEL

The opinions set forth below may be subject to all the qualifications, assumptions, limitations and exceptions taken or made in the Opinions of Counsel delivered on any applicable Issuance Date. Unless otherwise indicated, all capitalized terms used herein shall have the meanings ascribed to them in the Transfer Agreement and in the Assignment.

1. The security interest created by the Transfer Agreement in favor of the Trust in the rights of the Transferor in the Receivables identified in Schedule 1 to the Transfer Agreement and the identifiable proceeds thereof is perfected.

2. A UCC search report has been obtained from the Secretary of State of the State of Delaware (Uniform Commercial Code Division) (the “Division”) that confirms that the financing statement(s) filed to perfect the security interest of the Trust in the Receivables is(are) still effective and of record with the Division.

E-4-1

EXHIBIT F

FORM OF ANNUAL CERTIFICATION

Re:	The Second Amended and Restated Transfer Agreement, dated as of [ ] [ ], 201[ ] (the “Agreement”), among American Express Receivables Financing Corporation VIII LLC, as transferor, American Express Issuance Trust II, as issuer, and The Bank of New York Mellon, as indenture trustee

I,                                              , the                                         of THE BANK OF NEW YORK MELLON (the “Company”), certify to the Transferor, and its officers, with the knowledge and intent that they will rely upon this certification, that:

(1) I have reviewed the report on assessment of the Company’s compliance provided in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), and the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), that were delivered by the Company to the Transferor pursuant to the Agreement (collectively, the “Company Information”);

(2) To the best of my knowledge, the Company Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Information;

(3) To the best of my knowledge, all of the Company Information required to be provided by the Company under the Agreement has been provided to the Transferor; and

(4) To the best of my knowledge, except as disclosed in the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations in all material respects under the Agreement.

Date:

By:
Name:
Title:

F-1

EXHIBIT G

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the Indenture Trustee shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria

General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the credit card accounts or accounts are maintained.

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.

Cash Collection and Administration

1122(d)(2)(i)	Payments on credit card accounts are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	✓[1]

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	✓

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	✓

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	✓

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

[1]	Solely with regard to deposits made by the Indenture Trustee.

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria

Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of credit card accounts serviced by the servicer.	✓[2]

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	✓

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.	✓

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	✓

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on credit card accounts is maintained as required by the transaction agreements or related asset pool documents.	✓[3]

1122(d)(4)(ii)	Account and related documents are safeguarded as required by the transaction agreements

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

1122(d)(4)(iv)	Payments on credit card accounts, including any payoffs, made in accordance with the related credit card accounts documents are posted to the servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related asset pool documents.

1122(d)(4)(v)	The servicer’s records regarding the accounts and the accounts agree with the servicer’s records with respect to an obligor’s unpaid principal balance.

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s account (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a Account is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent Accounts including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for Accounts with variable rates are computed based on the related Account documents.

[2]	Except for item (C), whereby the Indenture Trustee does not file reports with the Commission.
[3]	Solely with regard to the manner of holding trust assets and investment of trust assets in eligible investments.

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s Account documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable Account documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related Accounts, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

[NAME OF INDENTURE TRUSTEE]

Date:

By:
Name:
Title:

SCHEDULE 1

List of Accounts

[Delivered to Indenture Trustee]

SCHEDULE 2

List of Collateral Certificates

[Delivered to Indenture Trustee]